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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TESSCO Technologies Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, Maryland USA 21031

NOTICE OF 2016 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
July 26, 2016

        NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the "Company"), will be held at our offices located at 375 West Padonia Road, Timonium, Maryland 21093, USA, on Tuesday, July 26, 2016 at 9:00 a.m., local time, for the following purposes:

  1.
  To elect six director nominees to serve on our Board of Directors, each for a one-year term ending at the Annual Meeting of Shareholders to be held in 2017 and until their respective successors are duly elected and qualified.

  2.
  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017.

  3.
  To approve the Third Amended and Restated 1994 Stock and Incentive Plan.

  4.
  To approve specific performance criteria of the Third Amended and Restated 1994 Stock and Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

  5.
  To act upon any other matter that may properly come before the Annual Meeting or any adjournment or postponement thereof, and any proposal presented for the adjournment of the meeting.

        The Board of Directors of the Company has fixed the close of business on June 3, 2016 as the record date for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting. A list of shareholders as of the record date will be available for inspection at the Company's corporate headquarters during business hours for a period of ten days before the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Shareholders to be held on July 26, 2016

        Pursuant to rules and regulations adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet, allowing us to provide the information shareholders need, while lowering delivery and printing expenses. On or about June 15, 2016, we mailed to our shareholders a notice containing instructions on how our shareholders may access online our 2016 Proxy Statement, 2016 Annual Report to Shareholders, and Annual Report on Form 10-K for the fiscal year ended March 27, 2016; how our shareholders may request paper copies of these materials; and how our shareholders may direct their votes. Neither our Annual Report to Shareholders nor our Annual Report on Form 10-K constitutes soliciting materials, but provides you with additional information about the Company.

        We invite your attention to each of these documents, and we invite you to attend the Annual Meeting of Shareholders, in person. If you are a shareholder of record, or a "registered holder," meaning that you hold shares directly with Wells Fargo Shareowner Services, our transfer agent, the inspector of elections will have your name on a list, and you will be able to gain entry to the meeting with a form of government-issued photo identification, such as a driver's license, state-issued ID card, or passport. Shareholders holding stock in brokerage accounts, or in "street name," will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. Shareholders attending the meeting in a representative capacity will need to bring evidence of their representative status in order to gain entry.

By Order of the Board of Directors,

Aric Spitulnik
Chief Financial Officer, Senior Vice President and Corporate Secretary
Hunt Valley, Maryland
June 15, 2016

EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE EITHER SUBMIT YOUR PROXY ONLINE, DIRECT YOUR VOTE VIA TELEPHONE, OR COMPLETE, SIGN AND DATE A PROXY CARD, WHICH IS AVAILABLE TO YOU ONLINE, OR UPON REQUEST, AND RETURN IT PROMPTLY TO US. IF YOU ATTEND THE MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

TESSCO Technologies Incorporated
11126 McCormick Road
Hunt Valley, Maryland USA 21031

PROXY STATEMENT

 INTRODUCTION

General

        This Proxy Statement is made available to shareholders of TESSCO Technologies Incorporated, a Delaware corporation (the "Company" or "TESSCO"), in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Shareholders to be held at our offices located at 375 West Padonia Road, Timonium, Maryland 21093, on Tuesday, July 26, 2016 at 9:00 a.m., local time, and at any adjournment or postponement thereof.

Notice of Electronic Availability of Proxy Statement and Annual Report

        Pursuant to the e-proxy rules and regulations adopted by the United States Securities and Exchange Commission ("SEC"), we have elected to provide access to our proxy materials over the Internet. On or about June 15, 2016, we mailed to our shareholders a notice (the "E-Proxy Notice") containing instructions on how to access online our 2016 Proxy Statement, 2016 Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended March 27, 2016, and on how a proxy may be submitted over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting proxy materials included in the E-Proxy Notice. These materials will be available free of charge and will be sent to you within three business days of your request. Neither our Annual Report to Shareholders nor our Annual Report on Form 10-K constitutes soliciting materials, but provides you with additional information about TESSCO.

Solicitation

        The solicitation of proxies is being made primarily by mail and through the internet, but directors, officers, employees, and contractors retained by the Company may also engage in the solicitation of proxies by telephone. The cost of soliciting proxies will be borne by the Company. The Company has retained the services of Innisfree M&A Incorporated to assist in the solicitation of proxies, at a cost to the Company for basic services of approximately $12,000. Depending upon the circumstances, the scope of services to be provided by Innisfree may expand, and cost would be expected to increase correspondingly. In addition, the Company may reimburse brokers, custodians, nominees and other record holders for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners.

Voting Rights and Outstanding Shares

        The Board of Directors of the Company has fixed the close of business on June 3, 2016 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Annual Meeting. On the record date, 8,309,241 shares of common stock, $0.01 par value per share, of the Company were issued and outstanding. Each share of common stock entitles the holder to one vote on each matter to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

        The presence, in person or by proxy, of at least a majority of the total number of shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. If there are not sufficient votes for a quorum, or if otherwise determined to be necessary or appropriate, the Annual Meeting may be adjourned or postponed from time to time, including in order to permit the further solicitation of proxies.

        Your vote is important.    Because most of our shareholders cannot attend the Annual Meeting in person, it is necessary for a large number to be represented by proxy. Most shareholders have a choice of directing their vote over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in a postage-paid envelope that we will provide to you upon your request. Please check the information forwarded by your bank, broker or other holder of record to see what options are available to you. The Internet and telephone proxy vote facilities for shareholders of record are scheduled to close at 11:59 p.m. Eastern Daylight Time on the business day prior to the Annual Meeting day, but may remain open or be reopened if determined to be necessary or appropriate, or in the event of any adjournment or postponement of the Annual Meeting.

        A shareholder may, with respect to the election of directors, (i) vote "FOR" the election of the nominees, (ii) "WITHHOLD AUTHORITY" to vote for all nominees, or (iii) vote "FOR" the election of all nominees other than any nominee with respect to whom the shareholder withholds authority to vote. A shareholder may, with respect to each other matter specified in the notice of meeting, (i) vote "FOR" the matter, (ii) vote "AGAINST" the matter, or (iii) "ABSTAIN" from voting on the matter.

        All shares of common stock entitled to vote and represented by properly submitted proxies received prior to the Annual Meeting and not revoked, will be voted in accordance with your instructions. If no instructions are indicated, the shares of common stock represented by a properly submitted proxy will be voted in accordance with the recommendation of the Board of Directors. The Board recommends a vote "FOR" the election of all director nominees, "FOR" the ratification of Ernst & Young LLP as our independent registered accounting firm for fiscal year 2017, "FOR" the approval of the Third Amended and Restated 1994 Stock and Incentive Plan, and "FOR" the approval of specific performance criteria of the Third Amended and Restated 1994 Stock and Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

        A submitted proxy may indicate that all or a portion of the shares represented by the proxy are not being voted by the shareholder with respect to a particular matter. This could occur, for example, when a broker is not permitted to vote common stock held in street name on certain matters in the absence of instructions from the beneficial owner of the common stock. These "nonvoted shares," i.e., shares subject to a proxy which are not being voted by a broker or other nominee with respect to a particular matter, will be considered shares not present and entitled to vote on such matter, although these shares may be considered present and entitled to vote for other purposes and will count for purposes of determining the presence of a quorum.

Revocation of Proxies

        A proxy may be revoked at any time before its exercise by the filing of a written revocation with Aric M. Spitulnik, Corporate Secretary of the Company, by timely providing a later-dated proxy (including by internet or telephone vote), or by voting by ballot at the Annual Meeting. Mere attendance at the Annual Meeting will not revoke a proxy, and if you are a beneficial owner of shares not registered in your own name, you will need additional documentation from your record holder to vote personally at the Annual Meeting.

Required Vote

        The affirmative vote of a majority of the shares of common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon is required to approve each matter requiring the approval of shareholders, other than the vote on election of directors, which is by plurality vote. Under Delaware law, abstentions with respect to matters other than the election of directors are generally considered as shares present and entitled to vote and thus have the same effect as a vote against such matter. "Nonvoted shares" with respect to such a matter will not be considered as entitled to vote on the matter, and although will be present for purposes of determining a quorum, will not otherwise affect the determination of whether the matter is approved.

        In an uncontested election, if a nominee to the Company's Board of Directors is elected but does not receive a majority of the votes cast in his or her election, our Bylaws provide that such nominee will, within ten business days after the certification of the election results, submit to the Board a letter of resignation for consideration by the Nominating and Governance Committee. The Nominating and Governance Committee will then assess the appropriateness of the continued service of such nominee and recommend to the Board the action to be taken on such tendered resignation. The Board will determine what action to take within ninety days after the date of the certification of election results.

        The Board knows of no matters that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. Submission of a proxy, however, confers on the designated proxy the authority to vote the shares in accordance with their discretion on such other business, if any, as may properly come before the Annual Meeting or any adjournment thereof. If, for example, our Board or our Chairman and President determine to direct one or more adjournments of the meeting, the persons named as proxies on the enclosed proxy card will have discretionary authority to vote the shares represented by proxies in the event that it is determined to submit a proposal for adjournment to a vote. Proxies solicited by means of this proxy statement will be tabulated by inspectors of election designated by the Board, who will not be employees or directors of the Company or any of its affiliates.

 Proposal No. 1—ELECTION OF DIRECTORS

        Our Board presently consists of six directors with each director serving a term that continues until the annual meeting of shareholders in the year following his election and until his successor is elected and qualified. Our incumbent directors, Messrs. Baitler, Barnhill, Beletic, Konsynski, Shaughnessy and Zifferer, have each been nominated by the Board for re-election at the Annual Meeting, to serve for an additional one-year term expiring at the Annual Meeting of Shareholders in 2017 and until their successors are elected and qualified. In the event that any nominee is unable or unwilling to serve, the Board may name a substitute nominee and the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board has no reason to believe that any nominee named herein will be unable or unwilling to serve.

        The Board recommends a vote "FOR" the election of each of the nominees nominated by the Board.

        Set forth below is information concerning the nominees for election at the Annual Meeting.

Nominees for Director for a One-Year Term Expiring at the 2017 Annual Meeting

        Robert B. Barnhill, Jr., age 72, has served as President and Chief Executive Officer of the Company since founding the business in its current form in 1982. Mr. Barnhill has been a director of the Company since 1982, and has been Chairman of the Board since November 1993.

        Mr. Barnhill is well qualified to serve as a member of our Board based on his experience as a long-standing CEO who has presided over our extensive growth.

        John D. Beletic, age 64, has served as a director of the Company since July 1999 and as Lead Director since August 2008. Since July 2002, Mr. Beletic has been a venture partner or operating partner with Oak Investment Partners, a venture capital firm. Since November 2008, he has been Executive Chairman or Chairman of Accent Health, a media company. Since November 2011, Mr. Beletic has been Chairman or Vice Chairman of Xiotech Inc. (X-IO Technologies), a provider of enterprise level disk storage systems, and was President and Chief Executive Officer from November 2011 to May 2014. Mr. Beletic is also a director of Cheddars Inc., a 100+ unit restaurant company. Earlier in his career, Mr. Beletic served as CEO of telecommunications companies Tigon Corporation, PageMart Wireless, and Weblink Wireless.

        Mr. Beletic is well qualified to serve as a member of our Board due to his extensive experience leading companies in the telecommunications and technology industries and his experience evaluating and managing various companies during his tenure in the private equity industry.

        Benn R. Konsynski, Ph.D., age 65, has been a director of the Company since November 1993. He is the George S. Craft Professor of Business Administration for Information Systems and Operations Management at the Goizueta Business School of Emory University. He is Director and founder of Emory's Center for Digital Commerce, one of the first of its kind in the country. He was named Hewlett Fellow at the Carter Center in 1995. Prior to arriving at the Goizueta Business School, he was on the faculty at the Harvard Business School for seven years, where he taught in the MBA program and several executive programs. Professor Konsynski specializes in issues of digital commerce and information technology in relationships across organizations.

        Dr. Konsynski is well qualified to serve as a member of our Board based on his knowledge and expertise in technology systems and digital commerce.

        Morton F. Zifferer, Jr., age 68, has been a director of the Company since November 1993. He has served as Chairman and CEO of New Standard Corporation, a privately held metal products manufacturing firm, since 1983. Mr. Zifferer and New Standard Corporation have partnered with several Fortune 500 companies globally to implement Six-Sigma continuous improvement activities and execute lean manufacturing techniques and sophisticated supply chain strategies and practices.

        Mr. Zifferer is well qualified to serve as a member of our Board due to his extensive experience in providing manufacturing and supply solutions to large global companies. Mr. Zifferer is also the Audit Committee's financial expert.

        Dennis J. Shaughnessy, age 69, has been a director of the Company since 1989. He served as Executive Chairman of the Board of FTI Consulting Inc. FTI is a leading global consulting firm with $1.8 billion in revenues with operations in 24 countries and is traded on the New York Stock Exchange with a market cap of approximately $1.6 billion. Mr. Shaughnessy retired as Executive Chairman of FTI effective December 17, 2013. Prior to joining FTI, Mr. Shaughnessy served as General Partner of Grotech Capital Group, a private equity firm, leading its traditional industry group, managing $1.0 billion in private equity. Prior to joining Grotech, Mr. Shaughnessy had been President and CEO of CRI International, an international petroleum refining service business, which was sold to Shell Oil in 1989.

        Mr. Shaughnessy is well qualified to serve as a member of our Board due to his extensive experience in leading a large global consulting firm as well as his experience evaluating and managing various companies during his tenure in the private equity industry.

        Jay G. Baitler, age 69, has been a director of the Company since 2007. He served as Executive Vice President of Staples Contract Division from 2004 until his retirement in 2013. Prior to serving as Executive Vice President of Staples Contract Division, Mr. Baitler served as Mid-Atlantic Regional President and Senior Vice President, Contract Division at Staples. Prior to joining Staples in 1995, Mr. Baitler served as the Northeast Regional President at BT Office Products and President of Summit Office Supply.

        Mr. Baitler oversaw significant growth at Staples, both organic and acquired, and was personally responsible for the integration of the largest acquisition in Staples' history—the $4.4 billion acquisition of Corporate Express. He is well qualified to serve as a member of our Board due to his management, sales, marketing, procurement, business development, supply chain, vendor management, ecommerce and contract expertise.

Board Independence and Leadership Structure

        The Board has determined that, other than Mr. Barnhill, each of the current directors, including the director nominees, is independent within the meaning of the Company's director independence standards, which reflects both the NASDAQ and SEC director independence standards, as currently in effect. The four standing committees of the Board of Directors are comprised solely of independent directors with the exception of the Risk and Strategy Committee which includes Mr. Barnhill as a member. In addition, each of the four committees is chaired by an independent director.

        TESSCO believes that there are a wide array of leadership structures that could apply to many different business models and, therefore, that every company should be afforded the opportunity to determine the ideal structure for its board leadership. Leadership structures may change over time to best suit the Company's current needs. Currently, our Chief Executive Officer, Mr. Barnhill, also serves as Chairman of the Board. The Board believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing both the Board and management to benefit from Mr. Barnhill's crucial leadership and years of experience in the Company's business. Serving as both Chairman of the Board and Chief Executive Officer since 1993, Mr. Barnhill has been the director most capable of effectively identifying strategic priorities, leading critical discussion and executing the Company's strategy and business plans. Mr. Barnhill possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company. The Company's independent directors bring experience, oversight and expertise from outside the Company, while the Chief Executive Officer brings company-specific experience and expertise. The Board of Directors believes that Mr. Barnhill's combined role promotes decisive leadership, ensures clear accountability, and enhances the Company's ability to communicate its message and strategy clearly and consistently to its stockholders, employees and customers. As further discussed in the "Employment Agreements/Payments upon Termination or Change of Control" section of this proxy statement, Mr. Barnhill's current employment agreement calls for his continued service as Chief Executive Officer until the earliest to occur of (i) the last day of fiscal year 2018, (ii) if the Company hires or otherwise engages a successor Chief Executive Officer, the date determined by the Board of Directors as the date on or as of which such successor Chief Executive Officer commences to serve in such capacity, and (iii) a date specified by the Company, which date shall not be earlier than the last day of fiscal year 2017. This agreement then provides for a two-year Transition Period to follow, during which Mr. Barnhill would serve as Executive Chairman and, after transitioning his responsibilities as President and Chief Executive Officer, as senior advisor to his successor and to the Board of Directors. It is anticipated that Mr. Barnhill, subject to shareholder election, will continue to serve on the Board of Directors during this period and that the roles of Chairman of the Board and Chief Executive Officer will then be split.

        Beginning in fiscal year 2008, the Board established a Lead Director who is independent and is responsible for (1) assuring that the independent directors meet in executive sessions typically before and/or after each board meeting, (2) facilitating communications between other independent directors and the Chairman of the Board and Chief Executive Officer, and (3) consulting with the Chairman of the Board and Chief Executive Officer on matters relating to corporate governance and Board performance. The Lead Director is elected by our independent directors, upon the recommendation of the Nominating and Governance Committee, and his term as Lead Director runs from one Annual Meeting of Shareholders to the next Annual Meeting of Shareholders. Mr. Beletic currently serves as our Lead Director, and it is anticipated that he will continue to serve in that role until the 2017 Annual Meeting of Shareholders.

Meetings and Committees of the Board

        The Board has an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Risk and Strategy Committee. The membership during the last fiscal year and the function of each of the committees is described below. The Board met eleven (11) times during fiscal year 2016, and during that period no director attended fewer than 75% of the total number of meetings of the Board and Committees on which that director served. The Company does not have a policy on director attendance at Annual Meetings, but all of our directors are invited and encouraged to attend Annual Meetings. All of our directors were in attendance at the 2015 Annual Meeting.

Board Committee Membership

Director	Audit Committee	Compensation Committee	Nominating and Governance Committee	Risk and Strategy Committee
Jay G. Baitler	X	X		X
Robert B. Barnhill				X
John D. Beletic		X	X	X
Benn R. Konsynski	X		X
Dennis J. Shaughnessy		X		X
Morton F. Zifferer	X	X	X

Audit Committee

        The Audit Committee is primarily concerned with the effectiveness of the auditing efforts by the Company's independent public accounting firm. The Audit Committee's duties include approving the selection of the independent registered public accounting firm, reviewing both the scope of audits conducted by them and the results of those audits, and reviewing the organization and scope of the Company's internal system of accounting and financial controls. The Audit Committee met five (5) times during fiscal year 2016. The Audit Committee also reviews and recommends to the Board updates to the Audit Committee charter, when it deems it appropriate. A copy of the Audit Committee charter is available for review on our Website (www.tessco.com), under the heading "Investors." The Board has determined that Mr. Zifferer is the Audit Committee "financial expert" as defined by applicable SEC rules and is "independent" within the meaning of the applicable NASDAQ Rules.

Compensation Committee

        The Compensation Committee provides assistance to the members of the Board in fulfilling their responsibilities to the shareholders, potential shareholders and the investment community relating to compensation practices of the Company, including salary and other forms of compensation. The Compensation Committee's primary duties and responsibilities are to formulate and recommend compensation policies of the Company that will enable the Company to attract and retain high-quality leadership in ways that are consistent with the Company's established compensation philosophy. The Compensation Committee administers the Company's incentive compensation plans, including the Second Amended and Restated 1994 Stock and Incentive Plan. The Compensation Committee met five (5) times during fiscal year 2016. A copy of the Compensation Committee charter is available for review on our Website (www.tessco.com), under the heading "Investors." Mr. Beletic currently serves as Chairman of the Compensation Committee. The Compensation Committee has the authority to select, retain or obtain the advice of any compensation consultant, legal counsel or other advisor as it deems necessary to assist with its duties and responsibilities. The Company has not to date employed a compensation consultant.

Nominating and Governance Committee

        The Company has a Nominating and Governance Committee, the functions of which include making recommendations to the Board regarding matters and practices concerning the Board, its committees and individual directors; evaluating the current composition and governance structure of the Board and determining its future requirements; making recommendations concerning nominees for election to the Board; and appointing Directors to Board Committees and selecting Chairpersons of the Board Committees. The Nominating and Governance Committee met two (2) times during fiscal year 2016. The Nominating and Governance Committee performs other related functions and is governed by a charter, a copy of which is available for review on our Website (www.tessco.com), under the heading "Investors." Mr. Konsynski serves as Chairman of the Nominating and Governance Committee.

        The Nominating and Governance Committee has determined, in its view, that the minimum qualifications for serving as a director of the Company are that a nominee demonstrate an ability to make a meaningful contribution to the Board's oversight of the business and affairs of the Company, and have an impeccable record of and reputation for honest and ethical conduct in both his or her professional and personal activities. The Committee also examines a candidate's specific experiences and skills, time availability, potential conflicts of interest and independence from management and the Company. While the Committee does not have a formal policy with respect to diversity, the Board believes that it is essential that the Board is comprised of members that have diverse backgrounds, skill sets, education and professional experience. The Board also follows the overall Company philosophy regarding maintaining an environment free from discrimination based upon race, color, religion, national origin, sex, age, disability, sexual orientation, marital status or any unlawful factor. Candidates may be identified through various means, including recommendations of current directors and executive officers, by the retaining third-party consultants to assist in this process, and by considering director candidates recommended by shareholders. In considering candidates submitted by shareholders, the Committee will consider the needs of the Board and the qualifications of the candidate. The Committee may also consider other factors it determines to be relevant, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held. For the Committee to consider a candidate, a shareholder must submit the recommendation in writing and must include the name of the shareholder and evidence of the person's ownership of Company stock, including the number of shares owned and the length of time of ownership, and the name of the candidate, the candidate's resume or a listing of his or her qualifications to be a director of the Company and the person's consent to be named as a director if selected and nominated. The shareholder recommendation and information must be sent to the Corporate Secretary at 11126 McCormick Road, Hunt Valley, Maryland 21031. Once a potential candidate has been identified, the Committee may collect and review information regarding the candidate to assess whether the person should be considered further. If the Committee determines that the candidate warrants further consideration, personal contact with the candidate may be made and further review of the candidate's accomplishments, qualifications and willingness to serve may be undertaken and compared to other candidates. The Committee's evaluation process does not vary based on whether or not a candidate is recommended by a shareholder, although, as stated above, the Board may take into consideration other factors, such as the number of shares held by the recommending shareholder and the length of time that such shares have been held.

Risk and Strategy Committee

        The Board has a Risk and Strategy Committee, the primary duties and responsibilities of which includes working closely with executive management to assess risks to the business, and capital allocation and growth strategies. Mr. Shaughnessy currently serves as Chairman of the Risk and Strategy Committee. The Risk and Strategy Committee met one (1) time during fiscal year 2016. A copy of the Risk and Strategy Committee charter is available for review on our Website (www.tessco.com), under the heading "Investors."

Shareholder Communications with Directors

        The Board recommends that shareholders initiate any communications with the Board in writing. Written communications may be directed to the Corporate Secretary. Shareholders can send communications by e-mail to corporatesecretary@tessco.com, or by mail to Corporate Secretary, TESSCO Technologies Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031. This centralized process will assist the Board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed the Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed the Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in his discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, some of that correspondence may be forwarded elsewhere in the Company for review and possible response.

Board's Role in Risk Oversight

        The Board oversees the business of the Company, including CEO and senior management performance and risk management, in an effort to assure that the long-term interests of the shareholders are being served. Each committee of the Board is also responsible for reviewing Company risk exposure in the area of the committee's responsibility and providing input to management on such risks.

        Our management and Board have a process to identify, analyze, manage and report all significant risks to the Company. Our CEO and other senior managers regularly report to the Board on significant risks facing the Company, including financial, operational, competitive, legal, regulatory and strategic risks. Each of the Board committees reviews with management significant risks related to the committee's area of responsibility and reports to the Board on such risks. The independent Board members also discuss material risks when they meet in executive session without management.

Director Compensation for Fiscal Year 2016

        The current compensation program for non-management directors is designed to achieve the following goals: fairly pay directors for work required for a company of our size; align directors' interests with the long-term interests of shareholders; and structure compensation in a simple and transparent format, which is easy for shareholders to understand.

        In consideration for services on the Board, each non-employee director of the Company is paid $25,000 per fiscal year and the Lead Director of the Company is paid $35,000 per fiscal year. In addition, each non-employee director of the Company, including the Lead Director, is paid $2,500 for each meeting of the Board and $1,000 for each meeting of a Committee of the Board that he or she attends. The director compensation table below does not include reimbursements for reasonable out-of-pocket expenses incurred in connection with attendance at Board or Committee meetings. Non-management directors are also eligible to receive Performance Stock Units, or "PSUs", Restricted Stock Units, or "RSUs", or other equity based awards as determined by the Compensation Committee, as described under the heading "Compensation Discussion and Analysis."

        The following table summarizes the compensation awarded to, earned by, or paid to the Company's non-management directors during fiscal year 2016:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value	All Other Compensation ($)	Total ($)
Jay G. Baitler	63,500	44,291	—	—	—	—	107,791
John D. Beletic	70,500	44,291	—	—	—	—	114,791
Benn R. Konsynski	59,200	44,291	—	—	—	—	103,791
Dennis J. Shaughnessy	58,500	44,291	—	—	—	—	102,791
Morton F. Zifferer	63,500	44,291	—	—	—	—	107,791

(1)
This column represents the number of RSUs granted, multiplied by the grant date fair value (calculated as the closing price of TESSCO common stock as reported by NASDAQ on the date of grant minus the present value of dividends expected to be paid on the common stock before the RSU vests, because dividends or dividend-equivalent amounts do not accrue and are not paid on unvested RSUs), which was $22.15 per share. These shares have vested or will vest ratably on or about May 1 of 2016, 2017, 2018 and 2019, assuming that each director remains affiliated with the Company on those dates, and subject to accelerated vesting upon a change in control, election results or termination of service to the Company under certain circumstances. For a discussion of the assumptions made in the valuation of these awards, see Note 16 to the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 27, 2016.

 Proposal No. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has selected the firm of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending March 26, 2017, and the Company seeks ratification of such appointment by the shareholders. Ernst & Young LLP has audited our financial statements commencing with the fiscal year ended March 30, 2003. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so, and be available to respond to appropriate questions.

        Shareholder ratification of Ernst & Young LLP as our independent registered public accounting firm is not required by our By-laws or otherwise. However, the Board of Directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to approve the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interest of our shareholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal years 2016 and 2015:

	2016	2015
Audit Fees(1)	$495,662	$485,443
Audit-Related Fees	—	—
Tax Fees	—	—
All other fees	—	—

Total	$495,662	$485,443

(1)
Audit services of Ernst & Young LLP for fiscal years 2016 and 2015 consisted of the audit of the consolidated financial statements of the Company, quarterly reviews of financial statements and advisory services on technical issues related to the audit.

        Pursuant to the Company's Audit Committee Charter, all audit services and permitted non-audit services to be performed for the Company by its independent registered public accounting firm are pre-approved by the Audit Committee. The Committee has delegated authority to one or more members to pre-approve audit and permitted non-audit services (including pre-approval of fees), provided that the approvals granted by such persons are reviewed with the full Audit Committee at its next scheduled meeting. All fees incurred in fiscal years 2016 and 2015 and reflected in the table above were pre-approved.

        The Board of Directors recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2017.

 Proposal No. 3—APPROVAL OF THE THIRD AMENDED AND RESTATED 1994 STOCK
AND INCENTIVE PLAN

        At the Annual Meeting, we will present a proposal to the shareholders to approve the amendment and restatement of our Second Amended and Restated 1994 Stock and Incentive Plan, as previously amended (the "1994 Plan"), pursuant to the Third Amended and Restated 1994 Stock and Incentive Plan, in the form attached to this Proxy Statement as Appendix A (the "Amended and Restated 1994 Plan"). The Board of Directors approved the Amended and Restated 1994 Plan in June 2016, subject to approval by our shareholders.

        The material amendments to the 1994 Plan reflected by the Amended and Restated 1994 Plan are as follows:

  •
  Extension of Plan Term.  The 1994 Plan is currently scheduled to expire on July 21, 2016. Pursuant to the Amended and Restated 1994 Plan, the date through which awards may be granted is extended to July 21, 2021, which is five years from the current expiration date.

  •
  Increase in Aggregate Share Limit.  The Amended and Restated 1994 Plan increases the number of shares available for awards by 650,000 shares. The 1994 Plan currently limits the aggregate number of shares of the Company's common stock that may be delivered pursuant to all awards granted under the 1994 Plan to 3,553,125 shares. The Amended and Restated 1994 Plan increases the number of shares available for awards to 4,203,125 shares.

  •
  Elimination of Liberal Share Recycling.  The Amended and Restated 1994 Plan, at Section 5(a)(iii), now prohibits liberal share recycling in respect of shares tendered by participants in payment of the exercise price for awards, or for payroll tax withholding obligations, and provides that such tendered shares shall not be available for purposes of the Amended and Restated 1994 Plan. Although the 1994 Plan could have been construed to permit it, the Company has not historically included such tendered shares as shares available for awards under the 1994 Plan.

        Following the discussion of this Proposal No. 3 and related Proposal No. 4 below, we have set forth a description of the material features of the Amended and Restated 1994 Plan, which should be read together with the description of this Proposal No. 3 and related Proposal No. 4 below. Such description is, however, qualified in its entirety by reference to the Amended and Restated 1994 Plan, a copy of which is attached as Appendix A. Shareholders are being asked to approve the Amended and Restated Plan in its entirety, and you are encouraged to review the discussion of Proposals No. 3 and 4 in this proxy statement and the Amended and Restated 1994 Plan in their entirety.

Overview

        We compete with other companies in our peer group and industry for highly qualified personnel. We believe that our ability to make equity-based awards is a valuable and necessary compensation tool that helps us to attract, retain and motivate key personnel and encourages these individuals to devote their best efforts to our business and financial success. In addition, we believe that equity-based awards align the long-term financial interests of recipients with the financial interests of our shareholders.

        Accordingly, and to avoid the prospect of compromising our ability to attract, retain and motivate key personnel through awards under the 1994 Plan, we are now seeking shareholder approval of the amendment and restatement of the 1994 Plan. We intend, consistent with our past practice, to seek shareholder approval frequently, as needed, for future changes and amendments to the Amended and Restated 1994 Plan.

        We believe it is vital to our recruitment and retention efforts to have an equity incentive plan in place. The 1994 Plan is currently the sole equity compensation plan under which we make grants and awards. As of June 3, 2016, there were 225,296 shares of common stock available for future grants and awards under the 1994 Plan through July 21, 2016. Our Board of Directors believes that the ability to offer equity compensation incentives to eligible participants in the 1994 Plan, and particularly to our current and prospective senior management, is of paramount importance to our long term success. Absent the ability to compensate our executives through equity awards in the future, our cash compensation costs would likely increase.

        If shareholders do not approve the Amended and Restated 1994 Plan, the 1994 Plan will continue to be in effect according to its terms, but the Company will be unable to grant any additional awards under the 1994 Plan after July 21, 2016.

Equity Compensation Philosophy

        Since the beginning of fiscal year 2005, the Compensation Committee has used Performance Stock Units (PSUs) as its primary vehicle for equity awards under the 1994 Plan. The Committee determined that moving equity based compensation primarily away from stock options to performance-based and time-vested stock grants is generally more aligned with long-term shareholder interests. The Compensation Committee has, however, reconsidered and reevaluated this position from time to time since, but with limited exception, has continued to make equity compensation awards to executives in a manner consistent with this determination (from fiscal year 2005 to present, 92% of all equity awards to executives have been in the form of PSUs). In recent years, all PSUs have been granted with one year measurement periods, with any shares earned on the basis of performance during that period vesting over a four year period, provided that the executive remains employed at the respective vesting dates. Restricted stock units, or RSUs, at a reduced level versus PSU's, have also been granted to the Company's independent directors. These restricted stock awards are subject to a four year service based vesting period, requiring the director to remain a director as a condition to vesting, subject to certain exceptions as described in the applicable award agreement. Additionally, in fiscal year 2016, the Compensation Committee granted stock options to each of the Company's Senior Vice Presidents. The Compensation Committee believes stock options to be an effective way to directly tie the Company's stock performance to management compensation, while also creating longer-term retention incentive for some of the Company's key leaders. The stock options granted in fiscal year 2016 have an exercise price equal to the grant date stock price, vest over a four year period and expire six years from the issue date.

        The Compensation Committee believes that our PSU program is working to align the efforts of recipients toward increasing earnings and maximizing shareholder value, and rewarding recipients only upon achievement of pre-defined performance goals. The Compensation Committee endeavors to set the performance goals in alignment with shareholder interests and believes generally that the full earning of annual PSU grants should be contingent on not only growing the Company's business, but also on producing superior results. We believe the fact that just under half of the PSUs granted since the inception of the PSU program were earned is clear testimony to this view. See table below, which reflects PSUs granted during, and earned or not earned in respect of performance for, the applicable fiscal year:

Fiscal Year	PSUs Granted	PSUs Earned	PSUs Not earned	% of PSUs Earned
2016	103,000	—	103,000	0%
2015	91,000	—	91,000	0%
2014	112,000	56,021	55,979	50%
2013	156,200	107,573	48,627	69%
2012	260,000	250,200	9,800	96%
2011	274,500	127,379	147,121	46%
2010	396,000	385,500	10,500	97%
2009	412,500	283,680	128,820	69%
2008	282,000	—	282,000	0%
2007	342,000	327,807	14,193	96%
2006	372,292	127,680	244,612	34%
2005	1,403,439	413,632	989,807	29%

Total/Average	4,204,931	2,079,472	2,125,459	49%

        Below is a summary of equity awards outstanding under the 1994 Plan as of June 3, 2016 (see the "Equity Compensation Plan Information" section of the Proxy Statement for further details):

  •
  80,000 stock options are outstanding with a weighted average exercise price of $22.37 and a weighted average term of 4.1 years

  •
  9,189 shares have been earned pursuant to PSUs, but remain unvested

  •
  194,000 PSUs remain unearned, with earning dependent upon fiscal year 2017 performance

  •
  26,250 Restricted Stock Units (RSUs) remain unvested

Equity Compensation Plan Key Metrics

        In evaluating whether to recommend Proposal No. 3 to shareholders, in addition to consideration of the Company's overall equity compensation philosophy, our Board of Directors considered a number of metrics, including the balance of shares available for grant and our historic and projected grant rates. Also bearing on this evaluation are measures of potential cost and dilution, including burn rate and overhang.

        Burn rate is a measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans. Burn rate for us means the number of shares subject to option awards granted plus the number of full value shares awarded under the 1994 Plan during a fiscal year, as a percentage of the weighted average number of shares of common stock outstanding for that fiscal year. In the case of performance-based full value awards, like PSUs, we count only shares issued upon satisfaction of both the performance and any additional time-based vesting requirements (which we sometimes refer to as "vested PSUs"). In the case of time-based full value awards, like RSUs, shares are counted (similar to options) in the fiscal year in which the awards are granted. We have calculated our average burn rate over the past three fiscal years as 2.2% (2.4% in fiscal year 2016; 1.7% in fiscal year 2015; and 2.6% in fiscal year 2014). Adjusted burn rate is a calculation of burn rate adjusted to reflect a perceived value difference between stock options and full value shares. For purposes of calculating adjusted burn rate, we count each vested PSU and each RSU awarded as two shares and each stock option granted as one share. We have calculated our average adjusted burn rate over the past three fiscal years as 4.1% (3.6% in fiscal year 2016; 3.3% in fiscal year 2015; and 5.3% in fiscal year 2014).

        An additional metric used to measure the cumulative impact of our equity program is overhang (number of shares subject to equity awards outstanding at the end of the fiscal year, plus number of shares available to be granted at the end of the fiscal year, divided by weighted average common shares outstanding at the end of the fiscal year). We have calculated our average overhang over the past three fiscal years as 8.4% (6.7% in fiscal year 2016; 8.4% in fiscal year 2015; and 10.1% in fiscal year 2014). If the Amended and Restated 1994 Plan is approved, we have calculated that our pro-forma overhang at the end of fiscal year 2016 will increase to 14.6%.

        Our Board of Directors believes that the 225,296 shares available for future grants and awards under the 1994 Plan as of June 3, 2016 will be insufficient for the Company's anticipated grants in the foreseeable future. Over the last three fiscal years, the average number of shares covered by awards granted under the 1994 Plan was 147,000 shares per fiscal year. Therefore, assuming this rate of award issuance continues, and assuming the termination date of the 1994 Plan is extended to so allow, the 225,296 available shares as of June 3, 2016 would provide the Compensation Committee with shares sufficient to make awards for one additional fiscal year, assuming no additional awards are issued in fiscal year 2017 and all currently outstanding awards are fully earned and vest. Upon the amendment and restatement of the 1994 Plan to increase the number of shares available for future grants and awards by 650,000, there will be approximately 875,296 shares available for future awards under the Amended and Restated 1994 Plan. Assuming awards are granted in succeeding fiscal years at the average rate at which awards were granted over the prior three fiscal years, there will be sufficient shares available under the Amended and Restated 1994 Plan to last for a period of approximately six fiscal years following fiscal year 2017, assuming no further awards are made in fiscal year 2017. If awards issued then expire or are not earned or are canceled or forfeited for any reason, and therefore the underlying shares are added back to the number of shares available for future awards, this period may be extended. Other than awards to a new CEO, as discussed below, the Board of Directors does not currently anticipate significant deviations from our historical grant practices over the past three fiscal years, although this may change due to many factors, including change in composition of the management team, stock price, and the Company's financial results.

        The Company has also recently announced a CEO succession plan, and in furtherance of this succession plan expects to engage a new CEO in fiscal year 2017. The attraction of a qualified CEO candidate will likely require that the Company grant equity awards to the new CEO, which could be accomplished through either an "inducement award" under applicable NASDAQ rules or an award under the Amended and Restated 1994 Plan, or both. To the extent that any such award is made under the Amended and Restated 1994 Plan, the shares available for future awards under the Amended and Restated 1994 Plan will be reduced, thereby reducing the period for which the available shares will last, and we may need to seek shareholder approval sooner for an increase in the number of shares available for future grants or awards. At present the Board of Directors expects that any equity grant made to a new CEO will be made pursuant to the Amended and Restated 1994 Plan, assuming this Proposal No. 3 is approved by the shareholders, although this may change.

        The Board believes that approval of this proposal is in the best interests of the Company and its shareholders and recommends that you vote "FOR" Proposal No. 3 to approve the Third Amended and Restated 1994 Stock and Incentive Plan.

 Proposal No. 4—APPROVAL OF PERFORMANCE CRITERIA OF THE THIRD AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN FOR SECTION 162(m) PURPOSES

        We have used performance based awards under the 1994 Plan since fiscal year 2005 as an integral part of our executive compensation program in order to provide competitive incentive opportunities to executives who can significantly influence our performance, and to improve our ability to attract, retain and motivate our management team. Assuming Proposal No. 3 above and the Amended and Restated 1994 Plan is approved by shareholders, we intend to continue to use the ability to issue performance-based awards under the Amended and Restated 1994 Plan as one means to help meet our business goals. Our Compensation Committee has discretion to determine whether awards made pursuant to the Amended and Restated 1994 Plan will be designed to meet the requirements of Section 162(m) of the Internal Revenue Code, or the Code.

        The PSUs and other equity awards that may be made under the Amended and Restated 1994 Plan are further described below, under the heading "Description of the Amended and Restated 1994 Plan." To date, our Compensation Committee in approving PSU awards under the 1994 Plan has established (and will continue to establish under the Amended and Restated 1994 Plan) specific earnings per share performance objectives, and for other than non-employee directors, individual performance targets, that must be achieved over a defined performance cycle in order for the shares covered by PSU awards to be earned. Once earned on the basis of earnings per share performance, shares vest and are issued over a specified period of time (typically three or four years) determined at the time of grant, provided that the recipient remains employed by or associated with the Company on the designated date of share issuance. Earnings per share targets, which take into account the earnings impact of this program, are set by the Compensation Committee and the Board of Directors in advance for the complete performance cycle at levels designed to grow shareholder value. Under the terms of the PSU awards, the actual number of shares of our common stock that may be issued upon the vesting and earning of such performance share awards may range from zero to 100% of the shares covered by the PSU, depending on achievement of the established earnings performance objectives, the individual performance of the participant, and the continued employment or association of the participant with the Company.

        Generally, Section 162(m) of the Code does not permit publicly held companies to deduct compensation paid to certain executive officers to the extent such compensation exceeds $1 million per officer in any year. However, compensation that qualifies as "performance-based" for purposes of Section 162(m) will not be subject to the deduction limit. Compensation deemed paid in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options and stock appreciation rights generally qualifies as performance-based, as described below under "Deductibility of Executive Compensation." Other types of awards that may be granted under the Amended and Restated 1994 Plan that have performance criteria as a condition to being earned, and which otherwise qualify as "performance based" compensation under Section 162(m), may be exempt from the $1 million deduction limit, provided that the material terms of the Amended and Restated 1994 Plan, including the employees eligible to receive compensation upon the achievement of a goal, the types of performance criteria, and the amount payable to an employee upon attainment of a goal, are approved by our shareholders at least once every five years.

        Our Board of Directors recognizes an increased possibility for Section 162(m) becoming an issue of greater importance, particularly if we are successful in our long term performance goals and business objectives and, consequently, shares covered by PSUs are earned and paid at an increased rate. Moreover, our Board of Directors believes that it is appropriate and makes good business sense in any event to allow for the possibility of performance-based awards qualifying under Section 162(m). Accordingly, to meet the Section 162(m) requirements, our Board of Directors has determined to submit this Proposal No. 4 to you for approval.

        By approving this Proposal No. 4, you will be approving the eligibility of all of our employees, officers and non-employee directors to participate in the Amended and Restated 1994 Plan, the types of performance criteria on which performance goals or targets for performance-based awards may be based, and the per-person limitations under the Amended and Restated 1994 Plan.

        The types of performance criteria to be utilized in the making of performance-based awards under the Amended and Restated 1994 Plan, and for which we seek shareholder approval for Section 162(m) purposes, are specific amounts of or changes in any one or more of: (i) earnings per share; (ii) revenues; (iii) stock price; (iv) market performance; (v) profitability; and (vi) other criteria related to our overall performance or the performance of a particular business unit, corporate staff, or in some cases, individual performance.

        Because the Compensation Committee and the Board of Directors have discretion to determine the amount and types of awards to be granted under the Amended and Restated 1994 Plan, all of the benefits that will be received in the future by participants are not readily determinable. However, the number of shares in respect of which awards may be granted to any one individual employee participant in any calendar year under the Amended and Restated 1994 Plan is limited to 337,500.

        A number of other requirements must be satisfied in order for particular compensation to qualify as performance-based under Section 162(m). There can be no assurance that compensation resulting from awards intended to qualify under Section 162(m) will in fact be fully deductible under all circumstances. In addition, the Amended and Restated 1994 Plan authorizes the grant of awards that will not qualify as performance-based. Compensation paid as a result of any such awards may be subject to the cap on deductibility under Section 162(m) if it and other non-performance-based compensation exceed $1 million per officer in a given year.

        Our Board of Directors proposes that you approve the specific performance criteria, as described above, to be utilized in the granting of performance-based awards under the Amended and Restated 1994 Plan, for purposes of Section 162(m) of the Code. Following the discussion of this Proposal No. 4, we have set forth a description of the material features of the Amended and Restated 1994 Plan, which should be read together with the description of this Proposal No. 4 and related Proposal No. 3 above. Such description is, however, qualified in its entirety by reference to the Amended and Restated 1994 Plan, a copy of which is attached as Appendix A. You are encouraged to review the discussion of Proposals No. 3 and 4 in this proxy statement and the Amended and Restated 1994 Plan in their entirety.

        The Board believes that approval of this proposal is in the best interests of the Company and its shareholders and recommends that you vote "FOR" Proposal No. 4 to approve the specific performance criteria of the Third Amended and Restated 1994 Stock and Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

 DESCRIPTION OF THE AMENDED AND RESTATED 1994 PLAN

        A description of the Amended and Restated 1994 Plan in question and answer format follows. Such description is qualified in its entirety by reference to the Amended and Restated 1994 Plan, a copy of which can be found at Appendix A to this Proxy Statement.

What is the Amended and Restated 1994 Plan?

        The purpose of the Amended and Restated 1994 Plan is to attract, retain and motivate outstanding employees and other key personnel, including directors, through the incentives of stock ownership and stock based monetary compensation. The Board of Directors believes that granting equity compensation awards more closely aligns a recipient's interest with the Company's performance and objective of maximizing shareholder value.

        The 1994 Plan was initially approved by the Board of Directors in January 1994 and thereafter by the shareholders. Since 1994, the Plan has been amended on a number of occasions with shareholder approval. Through these amendments, the maximum number of shares available for award at any time under the 1994 Plan was increased previously to 3,553,125. If shareholders approve the Amended and Restated 1994 Plan at the Annual Meeting, the maximum number of shares available for award at any time will be increased to 4,203,125 shares.

Who administers the Amended and Restated 1994 Plan?

        The Amended and Restated 1994 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the Amended and Restated 1994 Plan, the Compensation Committee has the authority to designate participants, determine the types of awards to be granted, the number of shares to be covered by each award, and any other terms and conditions of the awards, including vesting requirements. All determinations, interpretations and other decisions relative to the Amended and Restated 1994 Plan or awards granted thereunder may be made by the Compensation Committee and are conclusive and binding. In its administration of the Amended and Restated 1994 Plan, the Compensation Committee sometimes seeks approval and guidance from the Board of Directors.

        The Compensation Committee is authorized under the Amended and Restated 1994 Plan to determine the type of instrument, and the terms and conditions applicable to awards granted under the Amended and Restated 1994 Plan, including performance criteria, goals and targets, and vesting requirements. Under the Amended and Restated 1994 Plan, the Compensation Committee has discretion, subject to certain limitations, to manage the plan and awards granted under the plan. Awards may be accelerated in accordance with the terms of the applicable award agreements, which often provide for acceleration upon a change in control, or upon termination of employment or term of service of a participant without cause or for good reason, as those terms are defined, and under other circumstances set forth, in the applicable award agreement.

Who is eligible for awards under the Amended and Restated 1994 Plan?

        All of our employees, including officers, and our non-employee directors are eligible to receive awards under the Amended and Restated 1994 Plan; however, the Compensation Committee presently contemplates the grant of future awards primarily to senior leaders and key contributors who are responsible for developing and executing our growth strategies. At March 27, 2016 we had 786 full time equivalent employees and 5 non-employee directors, all of whom are eligible to participate in the Amended and Restated 1994 Plan.

        Awards for not more than 337,500 shares may be issued under the Amended and Restated 1994 Plan to any one participant in any one calendar year; provided that not more than 112,500 shares issuable under the Amended and Restated 1994 Plan may be issued to each non-employee director.

What types of awards are available under the Amended and Restated 1994 Plan?

        The Amended and Restated 1994 Plan provides for the grant or award of stock options, stock appreciation rights (SARs), restricted stock, restricted stock units and performance awards, which may or may not be denominated in shares of common stock or other securities of the Company. Stock options granted under the Amended and Restated 1994 Plan may be either "incentive stock options" (ISOs) as defined in Section 422 of the Internal Revenue Code of 1986, or so-called "non-qualified options". The exercise price of an option granted under the Amended and Restated 1994 Plan may not be less than the fair market value of our common stock on the date of grant.

        Our executive compensation philosophy has since 2004 focused primarily on the grant of awards that are earned or vest on the basis of performance criteria other than stock price, although the Compensation Committee has during this period issued restricted stock pursuant to the 1994 Plan, and during fiscal year 2016 issued stock options which are not performance based. Our independent directors have over recent years received annual awards of restricted stock units, or RSUs, which also are not performnance based, and it is expected that that practice will continue.

        In April 2004, the Compensation Committee, with the approval of the Board of Directors, established the Performance Stock Unit Award Program, which is designed to align all efforts of recipients toward increasing earnings and maximizing shareholder value. Under this program, Performance Stock Units, or PSUs, are awarded to selected individuals. Each PSU entitles the recipient to earn one share of common stock, but only after earnings per share (EPS), and for employee participants, individual performance targets are met over a defined performance cycle. Once earned, shares vest and are issued over a period of years, provided that the recipient remains associated with the Company until the respective share issuance dates. Earnings per share targets, which take into account the earnings impact of the program, are set in advance for the complete performance cycle by the Compensation Committee, and approved by the Board of Directors, at levels determined to be necessary to drive shareholder value. PSU awards have been made annually at the beginning of each fiscal year since the establishment of the PSU Award Program in 2004. As of June 3, 2016, PSU awards are held by an aggregate of 57 individuals and offer these holders the opportunity to earn and receive an aggregate of 203,189 shares of common stock, of which 9,189 shares have been earned and will be issued provided that the holders of the awards remain associated with the Company until the respective share issuance dates, and 194,000 shares have not yet been earned. Pursuant to the typical PSU award agreement, however, performance metrics are deemed met upon the occurrence of a change in control, and shares earned are issued earlier upon the occurrence of a change in control, or death or disability of the participant, or upon termination of the participant's employment without cause or by the participant for good reason, as those terms are defined in the agreement. For additional information regarding outstanding awards under the Amended and Restated 1994 Plan, please refer to the discussion of "Equity Compensation Plan Information" in this Proxy Statement, and for information regarding the outstanding awards held by our Chief Executive Officer, Chief Financial Officer and three other most highly compensated executive officers in fiscal year 2016, see the "Summary Compensation Table" in this Proxy Statement.

        It is the intention of the Compensation Committee and Board of Directors to continue the possibility of annual PSU grants or the grant of other performance-driven awards. It is the current thinking of the Board of Directors that awards should generally be performance-driven, like the PSUs. Nevertheless, as discussed herein, the Compensation Committee has the authority to issue awards under the Amended and Restated 1994 Plan that are not performance based, and RSUs, restricted stock awards and stock options, none of which have performance requirements, have been granted from time to time under the 1994 Plan to certain executive officers and directors, and that practice may continue in the future under the Amended and Restated 1994 Plan. In addition, as noted above, in order for the Compensation Committee to limit the rate at which awards are granted pursuant to the Amended and Restated 1994 Plan in the future, it may decide to issue options in lieu of so-called "full value" awards that count as the granting of two shares by shareholder advisory services that evaluate equity compensation plans and programs for institutional shareholders (even though such awards are counted as only one share under the Amended and Restated 1994 Plan). Possible performance criteria that may be used in future performance-based awards include earnings per share, revenues, stock price, market performance, profitability and other criteria related to our overall performance or the performance of a particular business unit, corporate staff, or in some cases, individual performance. Our Compensation Committee has discretion to determine whether awards made under the Amended and Restated 1994 Plan will be designed to meet the requirements of Section 162(m) of the Code.

What is the duration of the Amended and Restated 1994 Plan?

        If Proposal No. 3 is approved by our shareholders at the Annual Meeting, the date through which awards may be granted under the Amended and Restated 1994 Plan will be extended to July 21, 2021. The date through which awards may be granted under the 1994 Plan is currently July 21, 2016. Any award granted prior to the date after which awards may be granted may extend beyond that date unless otherwise expressly provided in the award agreement, and the Compensation Committee and Board of Directors retain the right after such date to continue to administer awards that then remain outstanding.

How many shares have been allocated to the Amended and Restated 1994 Plan?

        If Proposal No. 3 is approval by shareholders at the Annual Meeting, the aggregate number of shares available for issuance at any time under the Amended and Restated 1994 Plan would increase by 650,000, from 3,553,125 to 4,203,125, and the number of shares available for future awards will increase to 875,296. The 1994 Plan currently provides for the issuance of up to an aggregate of 3,553,125 shares of our common stock over the entire term of the 1994 Plan. As of June 3, 2016, an aggregate of 3,018,390 shares have been issued pursuant to awards made over a period of more than twenty years under the 1994 Plan (including shares retained or remitted at the time of award issuance to satisfy tax withholding or exercise price obligations), 309,439 shares are covered by outstanding awards, and only 225,296 shares are available for future awards under the 1994 Plan. Shares issued under the Amended and Restated 1994 Plan may be either authorized and unissued shares or issued shares reacquired by us and held in treasury.

        The aggregate number of shares issuable under the Amended and Restated 1994 Plan and the number of shares subject to options and awards made under the Amended and Restated 1994 Plan, and the other share limits set forth in the Amended and Restated 1994 Plan, are subject to adjustment in the event of a merger, reorganization, consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in corporate structure affecting our common stock. Shares subject to stock options that expire, terminate or are canceled unexercised, shares of restricted stock that have been forfeited, and shares that are not issued as a result of forfeiture, expiration or termination of an award, including shares that are not earned or that are forfeited under a performance share award, are available for future awards under the Amended and Restated 1994 Plan.

How are awards made under the Amended and Restated 1994 Plan treated if the participant's employment or association with the Company is terminated?

        Subject to the Compensation Committee's discretion and the specific terms of any applicable award agreement, awards generally terminate upon the earlier of (a) termination of employment or other engagement for any reason other than death or disability, or (b) twelve months after the date of a recipient's death with respect to options and SARs to the extent they are exercisable at the time of the recipient's death. In the event of disability or death, any restriction applicable to a restricted stock award will be removed on a pro rata basis in accordance with the portion of the restricted period that has expired as of the date of disability or death, as applicable. In the case of a PSU award, the participant must generally be employed by (or otherwise associated with) the Company on the last day of the fiscal year in order to earn any shares for that year and, in addition, must remain employed by (or otherwise associated with) the Company on each of the annual distribution dates in order to be entitled to receive any shares otherwise earned. Pursuant to the typical PSU award agreement, however, performance metrics are deemed met upon the occurrence of a change in control, and shares earned are issued earlier upon the occurrence of a change in control, or death or disability of the participant, or upon termination of the participant's employment without cause or by the participant for good reason, as those terms are defined in the agreement.

May awards granted under the Amended and Restated 1994 Plan be repriced?

        No, unless approved by shareholders. The terms of the Amended and Restated 1994 Plan provide that, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is lower than the exercise price of the original options or SARs, without first obtaining shareholder approval of such repricing.

What are the federal tax consequences of awards under the Amended and Restated 1994 Plan?

        The following is a brief summary of the U.S. federal income tax consequences of awards made under the Amended and Restated 1994 Plan. This summary is intended for general information only, and state and local income tax consequences are not discussed and vary from state to state and locality to locality.

        Stock Options.    A participant will not recognize any income upon the grant of a stock option. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of a nonqualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and we will generally be entitled to a corresponding deduction. A participant generally will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO during employment or within three months after termination of employment (or one year in the case of disability). If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and we will not be entitled to any deduction. If, however, such shares are disposed of by sale within the above-described period, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon such disposition and (ii) the fair market value of such shares on the date of exercise over the exercise price, and we will generally be entitled to a corresponding deduction for tax purposes.

        SARs.    A participant generally will not recognize any taxable income upon the grant of a SAR. A participant will recognize compensation taxable as ordinary income, subject to income tax withholding, upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of cash paid by us upon such exercise, and we will generally be entitled to a corresponding deduction for tax purposes.

        Restricted Stock.    A participant will not recognize taxable income at the time of the grant of shares of restricted stock, restricted stock units (i.e., the right to receive stock at a later date, subject to certain conditions), and including Performance Stock Units, that are not transferable and are subject to a substantial risk of forfeiture, and we will not be entitled to a tax deduction at such time, unless the participant makes an election to be taxed at the time restricted stock is granted. If such an election is not made, the participant will recognize ordinary taxable income at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for the shares. The amount of ordinary income recognized by a participant by making the above-described election or upon the lapse of the restrictions is generally deductible by us as compensation expense. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and before the time the restriction lapses, will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid and we will generally be entitled to a corresponding deduction.

        Deductibility of Executive Compensation.    Section 162(m) of the Code disallows a tax deduction to publicly held companies for compensation paid to the Chief Executive Officer and the four most highly compensated executive officers, other than the Chief Executive Officer, to the extent that total compensation exceeds $1 million per covered officer in any taxable year. The limitation applies only to compensation which is not considered to be "performance-based". Compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options granted under the 1994 Plan qualifies as performance-based compensation for purposes of Section 162(m) if the grants were made by a committee of "outside directors" as defined under Section 162(m). Compensation paid by the Company in connection with restricted stock, RSUs and other cash and equity based awards may be taken into account for purposes of the $1 million limitation for covered employees unless the individual award is specifically designed to comply with Section 162(m) of the Code's performance based exemption. In order to satisfy Section 162(m)'s performance-based exemption, payment of these awards must be contingent on the satisfaction of objective performance goals established and certified by a committee comprised solely of two or more outside directors (such as the Compensation Committee) and the Plan must be approved by the Company's shareholders. We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or exercises of non-qualified stock options will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation. Accordingly, all compensation deemed paid with respect to those stock options should be deductible by us without limitation under Section 162(m). At present we have the ability to grant "performance-based" awards intended to qualify under Section 162(m) until July 2016 assuming shares are available for awards under the 1994 Plan. If shareholders approve Proposals No. 3 and 4, the term during which we will have the ability to grant "performance-based" awards intended to qualify under Section 162(m) will be extended until 2021, assuming shares remain available under the Amended and Restated 1994 Plan for such grants.

        Impact of Section 409A.    Section 409A of the Code applies to deferred compensation. Generally speaking, "deferred compensation" is compensation earned currently, the payment of which is deferred to a later taxable year, and an amount is "vested" on the date that the individual's right to receive the amount is no longer conditioned on his or her performance of substantial future services or upon the occurrence of an event (such as a change in control) or the achievement of performance goals that are substantially related to the purpose of the compensation. Stock options, stock appreciation rights, restricted stock, RSUs, PSUs and other awards available under the Plan are designed to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, an interest penalty and an additional 20% tax on the amount underlying the award.

May the Amended and Restated 1994 Plan be Amended or Terminated?

        In general, the Board of Directors may amend the Amended and Restated 1994 Plan in any respect that does not adversely affect any award granted and then outstanding under the Amended and Restated 1994 Plan. Shareholder approval is required, however, for any amendment to the Amended and Restated 1994 Plan that (i) except in limited circumstances, increases the maximum number of shares for which awards may be made under the Amended and Restated 1994 Plan, (ii) reduces the exercise price at which options may be granted or otherwise materially increases the benefits accruing to participants under the Amended and Restated 1994 Plan, or (iii) materially modifies the terms of the Amended and Restated 1994 Plan. Amendments to the Amended and Restated 1994 Plan may also require shareholder approval under the rules of the NASDAQ Global Market, as applicable to the Company.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of common stock of the Company, as of June 3, 2016, by (i) all shareholders known by the Company to beneficially own more than five percent of our common stock, (ii) each of our current directors, (iii) our Chief Executive Officer and Chief Financial Officer serving during fiscal year 2016 and our other three most highly compensated executive officers at 2016 fiscal year end (collectively, the "named executive officers"), and (iv) all directors and executive officers as a group. Percentage of beneficial ownership is based on 8,309,241 shares of common stock outstanding on June 3, 2016.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Named Executive Officers(1):
Robert B. Barnhill, Jr.(2)	1,824,648	22.0%
Jay G. Baitler	12,213	*
John D. Beletic	56,103	*
Benn R. Konsynski, Ph.D.	137,643	1.7%
Dennis J. Shaughnessy	22,979	*
Morton F. Zifferer, Jr.	79,170	1.0%
Craig Oldham	85	*
Steven Tom	1,064	*
Douglas A. Rein	64,075	*
Aric Spitulnik	17,529	*
All Current Directors and Executive Officers as a group (10 persons)	2,215,509	26.7%
Five Percent Shareholders:
RBC Global Asset Management(3)	1,094,755	13.2%
Royce & Associates(4)	906,340	10.7%
Fidelity Management & Research Company(5)	616,140	7.4%
Dimensional Fund Advisors(6)	447,807	5.4%

*
Less than 1% of the outstanding common stock.

(1)
Unless otherwise noted, each person exercises sole (or shares with a spouse or other immediate family member) voting and dispositive power as to the shares reported. Address for all Directors and Named Executive Officers is c/o TESSCO Technologies, Incorporated, 11126 McCormick Road, Hunt Valley, Maryland 21031.

(2)
Includes 325,500 shares held by Mr. Barnhill's spouse and children and 28,250 shares held by a private charitable foundation of which Mr. Barnhill and his spouse are the sole directors. Mr. Barnhill disclaims beneficial ownership over the shares held by the foundation.

(3)
Derived from Schedule 13G filed by RBC Global Asset Management Inc. as of December 31, 2015 on February 10, 2016. RBC's address is 50 South Sixth Street, Suite 2350 Minneapolis, Minnesota 55402.

(4)
Derived from Schedule 13G filed by Royce & Associates, LLC as of December 31, 2015 on January 27, 2016. Royce's address is 745 Fifth Avenue, New York, New York 10151.

(5)
Derived from Schedule 13G filed by Fidelity Management & Research Company as of December 31, 2015 on February 12, 2016. Fidelity's address is 245 Summer Street, Boston, Massachusetts 02210.

(6)
Derived from Schedule 13G filed by Dimensional Fund Advisors LP as of December 31, 2015 on February 9, 2016. Dimensional's address is Palisades West, Building One, 3600 Bee Cave Road, Austin, Texas 78746.

 EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee, which is composed solely of independent directors of the Board of Directors, assists the Board in fulfilling its responsibilities with regard to compensation matters, and is responsible under its charter for determining the compensation of TESSCO's executive officers. The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" section of this proxy statement with management, including our Chief Executive Officer, Robert B. Barnhill, Jr. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" section be included in TESSCO's 2016 Annual Report on Form 10-K (incorporated by reference) and in this proxy statement.

Compensation Committee
John D. Beletic, Chairman
Jay G. Baitler
Dennis J. Shaughnessy
Morton F. Zifferer

COMPENSATION DISCUSSION AND ANALYSIS

        The Compensation Committee (the "Committee") of our Board of Directors (the "Board"), which is comprised entirely of independent directors, oversees our executive compensation program and determines all compensation for our executive officers. From time to time, the Committee requests recommendations from our Chief Executive Officer ("CEO") regarding the amounts, types and structure of our executive compensation. This section of the proxy statement focuses on the compensation program for our CEO, Chief Financial Officer ("CFO") and three other most highly compensated executive officers in fiscal year 2016, whom we refer to collectively as our "named executive officers", or "NEOs". Our NEOs for purposes of this Compensation Discussion and Analysis are:

NEOs	Positions as of March 27, 2016
Robert B. Barnhill, Jr.	President and Chief Executive Officer
Aric Spitulnik	Senior Vice President and Chief Financial Officer
Craig A. Oldham	Senior Vice President
Douglas A. Rein	Senior Vice President
Steven K. Tom	Senior Vice President

Executive Summary

        TESSCO operates in the extremely competitive and rapidly changing wireless communication product and service industry. The Committee believes that compensation programs for our NEOs should and do align the financial interests of the NEOs with those of our shareholders. The programs are designed to attract, motivate and retain talented executives for our long-term success.

        Our current executive compensation programs established by the Committee are heavily weighted to incentive compensation that is "at risk". The broad objectives of the programs are to:

  •
  Enable us to attract, retain and motivate executives who can significantly contribute to our short-term and long-term success, and to develop the overall talent of TESSCO;

  •
  Reward executives for the achievement of specific and overall business objectives;

  •
  Target compensation to be competitive with the organizations with which we compete for talent (although we do not engage in a formal benchmarking process);

  •
  Encourage and reward both profitable growth and operating efficiency;

  •
  To the extent equitable and practical, deliver compensation in a tax efficient and cost effective manner;

  •
  Provide a rational and consistent compensation system that is well communicated and understood by the participants;

  •
  Tie a significant portion of compensation to the accomplishment of strategic goals and the creation of long-term shareholder value; and

  •
  Provide motivational programs that focus not only on compensation, but also leadership development and personal growth opportunities.

        During fiscal year 2016, revenues totaled $531 million, a 3% decrease from the prior year and gross profits totaled $112 million, a 5% decrease. This decrease in revenue and gross profit was largely due to a major slowdown in spending on infrastructure projects by wireless carriers. Our selling, general and administrative expenses were flat compared to fiscal year 2015. Earnings per share declined 38% over the prior year, to $0.65. While we made significant progress during fiscal year 2016 in a number of our long-term growth initiatives, our overall results were significantly below our expectations. Accordingly, our executives earned no cash or equity bonuses based on fiscal year 2016 performance.

        Our executive compensation program generally includes several elements that, taken together, we believe allow us to achieve the best alignment of Company growth, long-term shareowner value and team member retention. These elements are:

  •
  Base salary

  •
  Performance-based and other incentive programs, consisting of

  •
  annual cash bonus based on Company performance (called "ValueShare")

  •
  annual equity awards that, if earned, vest over a four-year period

  •
  periodic grants of stock options that vest over a four year period

        We strongly believe that our executives are properly motivated by appropriate base salaries and our pay for performance and other incentive programs. The Committee continually reevaluates its approach to executive compensation, and when circumstances are determined to justify it, the Committee makes adjustments. While the Committee believes equity based compensation based on performance-based and time-vested stock grants is generally more aligned with long-term shareholder interests than stock options, it has more recently concluded that occasional stock option grants to NEOs can provide an effective retention and/or recruiting tool and additional incentive for driving long-term stock price growth.

Components of NEO Compensation

        The Company makes use of the following components for NEO compensation, which are established by the Company and approved by the Committee:

Component	Purpose	Relationship to Performance	Fixed or Performance Based	Short or Long Term

Base Salary	Is market-competitive and provides an appropriate level of fixed compensation to attract and retain executives.	Pre-set amount subject to adjustment based on individual performance.	Fixed	Short-Term

Performance-based Annual Cash Bonuses (ValueShare)	Encourages annual results that create shareholder value.	Linked to actual achievement of predetermined Company objectives.	Performance Based	Short-Term

Performance Stock Award Program	Encourages annual results that create shareholder value and provides retention incentive.	Linked to actual achievement of predetermined Company objectives. Shares, if earned, vest over a four year period.	Performance Based	Long-Term

Stock Options	Encourages growth in shareholder value and provides retention incentive.	Based solely on growth in Company stock price from the grant date.	Fixed (though value increase dependent on positive stock performance)	Long-Term

Retirement and other benefits	Provides retention incentive and varying levels of nonperformance-based compensation.	NEO's participate in the Company's broad-based health and welfare, life insurance, disability and retirement programs and 401(k) Plan and Team Member Stock Purchase Plan, which are open to all of our employees. In addition, Mr. Barnhill, the Company's founder, Chairman and CEO, has additional retirement benefits as defined in his employment agreement.	Fixed	Long-Term

Design

        The Committee believes that a major portion of the NEO compensation should be at risk and subject to the financial performance of the Company. The only guaranteed forms of NEO compensation are base salaries and the benefit programs (most of which are generally available to all management employees). The remainder of the compensation must be earned through the attainment of predetermined individual or company financial performance objectives, established and approved by the Committee. Compensation programs are designed within a framework based on the achievement of pre-established financial targets and alignment of the financial interest of our NEOs with those of our shareholders by providing appropriate near- and long-term financial incentives that reward executives for achieving objectives designed to enhance shareholder value.

Reward Metrics

        A significant percentage of NEO compensation potential is at risk and performance-based. This performance-based compensation requires the achievement of specific performance targets intended to drive shareholder value over the long-term in order for the compensation to be paid. NEO compensation is designed to reward achievement of targeted financial results and individual performance. Our performance metrics are based on financial measures. These performance metrics are regularly used by our management internally to understand, manage and evaluate our business and make operating decisions. The following table defines each performance metric used as an executive incentive measure, and states why the metric was selected and the compensation programs which use that metric.

Metric	Definition	Why Selected	Pay Program
Earnings Per Share ("EPS")	Earnings per share is calculated using the two-class method, under which earnings per common share is computed by dividing the sum of the distributed earnings to common shareholders and undistributed earnings allocated to common shareholders by the weighted average number of common shares outstanding for the period. In applying the two-class method, undistributed earnings are allocated to both common shares and participating securities based on the weighted average shares outstanding during the period.	EPS is widely used by investors and analysts as a measure to evaluate a company's performance.	Performance-based Annual ValueShare Performance Stock Award Program
Individual Performance Factor	Generally, a subjective assessment of the executive's collaboration and ability to deliver bottom-line financial results.	This measure assesses alignment and accountability while adding an element of subjectivity and discretion.	Performance-based Annual ValueShare Performance Stock Award Program

How Compensation is Determined

        Opportunity for Shareholder Feedback.    The Committee considered feedback from our shareholders regarding our executive compensation program. The advisory vote on our overall executive compensation policies and procedures instituted in 2012 provides shareholders with an opportunity to communicate their views on our executive compensation program on a regular basis.

        At our 2015 Annual Meeting of Shareholders, our shareholders voted to approve, on an advisory (non-binding) basis, the compensation paid to the Company's named executive officers for fiscal year 2015. We have considered this "2015 say-on-pay vote" and we believe that strong support from our shareholders for the 2015 say-on-pay vote proposal indicates that our shareholders are supportive of our approach to executive compensation. Thus, we have not made any material changes to our executive compensation arrangements in response to the 2015 say-on-pay vote. At our 2012 Annual

Meeting of Shareholders, our shareholders voted in favor of the proposal to hold say-on-pay votes every third year. Accordingly, the next shareholder advisory (non-binding) vote on executive compensation will be held at the 2018 Annual Meeting of Shareholders. The next required shareholder advisory (non-binding) vote regarding the frequency interval will be held at the 2018 Annual Meeting of Shareholders, or at an earlier date as determined at the discretion of the Board of Directors.

        Base Salary.    Base salary is the fixed component of the NEO's annual cash compensation and is set with the goal of attracting talented executives and adequately compensating and rewarding them for services rendered during the fiscal year. The Committee periodically reviews base salaries for our NEOs on its own initiative and at the recommendation of the Chief Executive Officer. In reviewing base salaries, the Committee considers each NEO's level of responsibility, the size and complexity of their business unit, changes in duties and responsibilities, the business and financial results, the relationship among base salaries paid to others within TESSCO, and knowledge of base salaries paid by peers to comparable executives.

        Mr. Barnhill's base salary has been set by contract and cannot be reduced. No other NEO has a base salary set by contract.

        During fiscal year 2016, salaries for Messrs. Oldham and Tom were increased upon their appointment as Senior Vice Presidents. Messrs. Rein and Spitulnik's base salaries were last increased in fiscal year 2015.

        Actual salaries paid to each NEO for fiscal year 2016 are set forth in the "Summary Compensation Table" under the heading, "Salary".

        Performance-Based Annual Cash Bonus ("ValueShare").    ValueShare earning opportunities for each individual are expressed as a percentage of the actual base salary paid to the NEO during the fiscal year, and are determined by the Committee. The percentages are determined by the Committee based upon the NEO's job level and responsibilities and may vary for different officers or business units.

        Early in each fiscal year, the Committee establishes specific performance objectives for the payment of ValueShare for that year. The performance objectives for each year are aligned with TESSCO's growth and diversification strategies and have included: earnings per share, non-concentrated net profit contribution, unit/segment results, customer growth, productivity measurements (i.e. net income as a percentage of revenues) and returns (i.e. return on assets). For fiscal year 2016, all performance objectives were annual targets, but in past years there has been a mix of quarterly and annual targets. When establishing performance goals for a given period, the Committee reviews and discusses TESSCO's business and financial plans for that year and key underlying assumptions, expectations under then-existing and anticipated market conditions, and the opportunity to generate shareholder value. Based on these and other factors, the Committee establishes the performance targets for purposes of ValueShare.

        Generally, following the close of each fiscal year (or other measurement period when applicable), the Committee determines whether the performance objectives for the period have been achieved and evaluates and then rates the individual performance of each of the NEOs for purposes of ValueShare. This individual rating may increase or decrease the final ValueShare amount for an NEO. The Committee evaluates each NEO's leadership skills and contribution by considering a variety of factors, including collaboration within the organization and the individual's ability to drive bottom-line results.

        No cash bonus payments were earned for fiscal year 2016. Also see the Summary Compensation Table for fiscal year 2016 under the heading "Non-Equity Incentive Plan Compensation."

        Performance Stock Award Program and other Equity Incentives.    The Committee believes that providing equity based rewards to senior leaders and key contributors who are responsible for developing and executing TESSCO's growth strategies is in the best interests of all shareholders. The

Company has granted Performance Stock Units (PSUs) to its NEOs and other key contributors in each fiscal year beginning in fiscal year 2005. TESSCO's Performance Stock Award Program is designed to reward the achievement of business objectives that benefit stockholders, and to help retain a successful and tenured management team. While the Committee believes equity based compensation based on both performance and time-based metrics, like PSUs, is generally more aligned with long-term shareholder interests than stock options, it also believes that occasional stock option grants to NEOs can provide an effective retention and recruiting tool, and additional incentive for driving long-term stock price growth. In August 2006, the Committee also made a restricted stock grant to our Chief Executive Officer in connection with his then new employment agreement, as discussed further below. Similar to ValueShare, the Committee establishes specific performance objectives for the earning of shares under PSU awards. While those goals need not be the same as those established for ValueShare, they are generally established on the basis of the same criteria and after similar consideration. However, the sole company performance metric for PSUs granted to date has been annual earnings per share, with the Committee typically establishing "threshold" and "target" earnings per share thresholds for each measurement year. No shares are earned if the "threshold" is not met, and a maximum number of shares are earned if the "target" is met, all consistent with the desire of the Committee to incent the executive officers to increase earnings per share for the benefit of all shareholders. Shares earned upon the satisfaction of performance measures for the applicable period vest and are issued over a four-year period, provided that the executive remains employed by the Company at the respective vesting dates. As with ValueShare, each executive officer's performance is evaluated and rated by the Committee, and this rating may increase or decrease the final number of shares earned, but in no circumstances can the number of shares earned exceed the number of PSUs granted.

        Due to the inherent difficulties in predicting earnings per share performance over a period longer than one year, PSUs have typically been granted with one year measurement periods, and four-year vesting period. The Committee believes this appropriately rewards the executive for company performance and presents a retention incentive.

        Similar to ValueShare, following the close of each fiscal year, the Committee determines whether and to what extent the performance thresholds have been met for PSU purposes. When considering whether earnings per share performance thresholds have been met, the Committee considers the impact of these awards and payments under ValueShare.

        The Committee believes that our PSU program is working to align the efforts of recipients toward increasing earnings and maximizing shareholder value, and rewarding recipients only upon achievement of pre-defined performance goals. The Committee endeavors to set the performance goals in alignment with shareholder interests and believes generally that the full earning of annual PSU grants should be contingent on not only growing the Company's business, but also on producing superior results. We believe the fact that just under half of the PSUs granted since the inception of the PSU program in the aggregate were earned is clear testimony to this view. See table below, which reflects PSUs granted during, and earned or not earned in respect of performance for, the applicable fiscal year.

Fiscal Year	PSUs Granted	PSUs Earned	PSUs Not earned	% of PSUs Earned
2016	103,000	—	103,000	0%
2015	91,000	—	91,000	0%
2014	112,000	56,021	55,979	50%
2013	156,200	107,573	48,627	69%
2012	260,000	250,200	9,800	96%
2011	274,500	127,379	147,121	46%
2010	396,000	385,500	10,500	97%
2009	412,500	283,680	128,820	69%
2008	282,000	—	282,000	0%
2007	342,000	327,807	14,193	96%
2006	372,292	127,680	244,612	34%
2005	1,403,439	413,632	989,807	29%

Total/Average	4,204,931	2,079,472	2,125,459	49%

        Following is a summary of the threshold, target and actual earnings per share amounts associated with the grant of PSU awards for each of the previous ten years, and the threshold and target earnings per share levels used for the PSUs granted to the NEOs and other key members of management in May 2016 (for the fiscal year 2017 measurement period). In each year, with the exception of fiscal year 2014, the PSU target required to earn all PSU's granted has been set at a higher level than the previous year actual EPS. For fiscal year 2014, the targets remained the same as fiscal 2013, despite the transition of $213 million of revenue associated with our former relationship with AT&T.

Fiscal Year	PSU Threshold	PSU Target	Actual EPS
2017	$0.50	$1.00	n/a
2016	1.20	2.00	0.65
2015	2.06	2.33	1.04
2014	1.80	2.30	1.94
2013	1.80	2.30	2.15
2012	0.85	1.50	2.03
2011	1.27	1.50	1.27
2010	0.67	0.93	1.19
2009	0.73	1.15	0.82
2008	0.83	1.03	0.58
2007	0.44	0.55	0.77
2006	0.53	0.67	0.53

        Since commencing the PSU award program the Company has periodically utilized restricted stock awards and stock options as additional compensation for certain key executives, when circumstances are determined to so warrant. During fiscal year 2007, the Company made a restricted stock award for 225,000 shares to Mr. Barnhill, the restrictions under which lapsed ratably over a period of ten fiscal years following the grant, such that, as of March 27, 2016, the restrictions on all shares covered by the restricted stock award lapsed. During fiscal year 2016, the Company granted 20,000 stock options to each of its Senior Vice Presidents. The exercise price at the date of the grant equaled the stock price on the grant date.

        Retirement and Other Benefits.    The key retirement and other benefits provided to TESSCO's NEOs, where applicable, are described below.

  •
  Executive Life and Long-term Care Insurance.  NEOs, excluding Mr. Barnhill, are provided life insurance benefits with coverage of between $250,000 and $500,000, including the option to accelerate up to 100% of this death benefit to be used for long-term care expenses. Mr. Barnhill is paid certain amounts in lieu of life insurance (see the "Summary Compensation Table" for more information). Mr. Barnhill also is eligible to receive up to $500,000 in long-term care expenses.

  •
  Supplemental Long-Term Disability.  If an NEO should become disabled and unable to work for a period lasting more than 90 days, this benefit will provide an additional level of income not covered by our group long-term disability plan. The group long-term disability plan provides coverage for up to two-thirds of salary and bonus, up to a maximum base salary of $144,000. See the "Potential Payments Upon Termination or Change in Control" section below for details on each executive's current disability coverage.

  •
  Excess Liability Insurance.  NEOs are provided with excess liability coverage of up to $20,000,000 for Mr. Barnhill and up to $10,000,000 for each of the other NEOs.

  •
  Supplemental Executive Retirement Plan (SERP).  Mr. Barnhill has been provided a supplemental executive retirement plan, that will provide Mr. Barnhill (and his spouse if so elected) with up to a $75,000 annual pension benefit payable upon his retirement or termination of employment for reasons other than cause (as defined in his employment agreement).

  •
  401(k) Plan and Team Member Stock Purchase Plan.  NEOs are also eligible to participate in our 401(k) and Team Member Stock Purchase Plan, which are both open to all employees.

        Executive Perquisites.    The Committee believes that it has taken a conservative approach to perquisites. Mr. Barnhill is provided with golf and social club memberships, used primarily for corporate development and business generation purposes. See the "Summary Compensation Table" for an itemized disclosure of perquisites for Mr. Barnhill. Each of the other NEOs were the beneficiaries of minor perquisites in fiscal year 2016, which totaled less than $10,000 for each. The Committee has considered these perquisites and has determined them to be reasonable and appropriate.

Fiscal Year 2016 Compensation

        This section provides an explanation and analysis of the decision-making behind the compensation provided to NEOs for fiscal year 2016.

  1.
  Base Salary.    Messrs. Oldham and Tom's salaries were increased to $275,000 upon their appointment to Senior Vice President during fiscal year 2016. Mr. Barnhill, Mr. Rein and Mr. Spitulnik's base salaries remained at $700,000, $345,000 and $275,000, respectively. Messrs. Barnhill, Rein and Spitulnik's base salaries were last increased in fiscal year 2015. The Committee believes that all NEO salaries are consistent with the Committee's philosophy of heavily weighting total compensation toward "at-risk" incentive compensation.

  2.
  Performance-based Annual Cash Bonuses, or "ValueShare".    At the beginning of fiscal year 2016, the Committee established various annual performance targets for the purposes of ValueShare. ValueShare earning opportunities for each individual are expressed as a percentage of the actual base salary paid to the NEO during the fiscal year, and are determined by the Committee. The ValueShare earning opportunity for fiscal year 2016 was 100% for Mr. Barnhill and 65% for Messrs. Rein, Oldham, Spitulnik and Tom. The earning opportunity remains the same for fiscal year 2017.

    In fiscal year 2016, ValueShare was based on an earnings per share annual performance target. Each NEO's individual performance is subjectively assessed by the Committee, with input from the CEO, where applicable, and assigned an individual performance factor between 0% and 125%. The individual performance factor is then multiplied by the output of the previously described components. Fiscal year 2016 performance was not as strong compared to prior years or compared to the targets established by the Committee at the beginning of the year. As a result, no ValueShare amounts were earned by the NEOs for fiscal year 2016.

  3.
  Performance Stock Award Program.    For fiscal year 2016, the Committee decided to continue the practice of granting the NEOs annual long-term incentive awards, called Performance Stock Units or "PSUs". The Committee began the practice of issuing PSUs in fiscal year 2005 and has granted PSUs every year since. Similar to ValueShare, the Committee established specific performance objectives for the earning of shares pursuant to PSUs with a fiscal year 2016 measurement year. The 2016 threshold and target earnings per share targets were set at $1.20 and $2.00, respectively (fiscal year 2015 earnings per share were $1.04). Shares earned under PSU awards can be factored up (to 125%) or down (to 0%) based on the individual performance factor for each executive, but in no circumstances can the number of shares earned under each PSU award be greater than the amount of PSUs granted pursuant to the award. For PSU's granted in early fiscal year 2016 with a fiscal year 2016 measurement year, none were earned following the close of fiscal year 2016 on account of our fiscal year 2016 results. For comparison, since the inception of the Performance Stock Award plan in fiscal 2005 and including fiscal year 2016, on average 49% of annual PSU awards are earned—see table above under the heading "Performance Stock Award Program and other Equity Incentives". If and when earned based on performance, shares vest ratably in four installments, commencing on or about May 1 following the close of the measurement year and continuing on or about May 1 of the three succeeding years, provided the participant remains employed by or affiliated with the Company on these dates, but subject to acceleration upon the occurrence of certain events. Hence, PSU awards also encourage continued employment with the Company. The Committee believes that Performance Stock Awards in the form of PSUs are an effective way to attract and retain a talented executive team and align executives' interests with those of shareholders.

  4.
  Stock Options.    The Committee believes that occasional stock option grants to NEOs can provide an effective retention and recruiting tool, and additional incentive for driving long-term stock price growth. During fiscal year 2016, the Committee granted 20,000 stock options to each of the Company's Senior Vice Presidents for these purposes, with a particular focus on retention of the senior vice president team in anticipation of pursuit of our CEO succession plan. The Committee believes stock options are an effective way to improve retention and directly tie the Company's stock performance to management compensation. The stock options have an exercise price equal to the grant date stock price, vest over a four year period and expire six years after the issue date.

  5.
  Retirement and other Benefits.    The Committee has determined that providing retirement, severance and other benefits is necessary to remain competitive and to further the goals of the Committee in attracting, retaining and motivating executives who can significantly contribute to our short-term and long-term success, and to develop the overall talent of the Company. The NEOs are also eligible to participate in the same medical, dental and similar welfare benefit programs that are available to our other employees.

Internal Revenue Code Section 162(m) Policy

        The Committee considers the anticipated tax treatment to the Company and to the NEOs when reviewing the executive compensation and other compensation programs. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Committee's overall compensation philosophy and objectives. The Committee will consider ways to maximize the deductibility of executive compensation, while retaining the discretion it deems necessary to compensate officers in a manner commensurate with performance and the competitive environment for executive talent. In addition, the Committee reserves the right to use its judgment to award compensation to the NEOs that may be subject to the deduction limit in the event the Committee believes that such compensation is appropriate, consistent with the Committee's philosophy and in the Company's and its shareholder's best interests.

        The Committee generally seeks to structure performance-based compensation in a manner that is intended to avoid the disallowance of deductions under Code Section 162(m). It is believed that both the short-term and long-term incentive compensation awarded by the Company is fully deductible as performance-based compensation. Nevertheless, there can be no assurance that our performance-based compensation will be treated as qualified performance-based compensation under Code Section 162(m).

        The compensation that we pay to the NEOs is expensed in our financial statements as required by U.S. generally accepted accounting principles. As one of many factors, the Committee considers the financial statement impact in determining the amount of, and allocation among the elements of, compensation.

Risk Considerations

        The Compensation and Audit Committees periodically consider the risks associated with the structure of the Company's executive compensation plans. These committees regularly review the various compensation programs, identify plan design features that could potentially encourage imprudent risk taking for short-term gain, and assess the presence or absence of controls that mitigate potential risks. These committees believe that the Company's overall control environment is strong and that our executive compensation programs have a number of risk mitigation factors, including:

  •
  The vast majority of our incentive compensation programs (cash and equity, excluding stock options) are based on the achievement of corporate-wide strategic and financial performance objectives;

  •
  A significant portion of executive compensation is comprised of equity awards that vest over an extended period, usually four years.

        Based on this review, the Compensation and Audit Committees, with the concurrence of the full Board of Directors, believe that the risks associated with the Company's compensation policies and practices are not reasonably likely to result in a material adverse effect on the Company.

Stock Plan

        The Company's Second Amended and Restated 1994 Stock and Incentive Plan, as previously amended, or the 1994 Plan, is currently the sole equity compensation plan under which we make grants and awards. All PSU awards have been made under the 1994 Plan. The Committee and the Board believe that the ability to offer equity compensation incentives to eligible participants in the 1994 Plan, and particularly to our current and prospective senior management, is of paramount importance to our long-term success. The 1994 Plan, as currently in effect, provides for the grant or award to regular full-time employees (including officers) and non-employee directors of stock options, stock appreciation rights, restricted stock, restricted stock units and other performance awards, which may be denominated in shares of common stock or other securities of the Company.

        The maximum number of shares of common stock issued or issuable at any time pursuant to awards granted under the 1994 Plan is 3,553,125, subject to further adjustment from time to time to reflect future stock splits and other similar events. Our Board of Directors has approved the amendment and restatement of the 1994 Plan, subject to shareholder approval. If Proposal No. 3 is approved by the shareholders at the Annual Meeting, the number of shares available under the 1994 Plan, as amended and restated, will increase to 4,203,125. As of June 3, 2016, there were 225,296 shares of common stock available for future awards under the 1994 Plan. The shares of common stock underlying any awards granted under the 1994 Plan that either expire or are terminated or cancelled for any reason, without the issuance of the shares or payment in accordance with the terms of the corresponding award agreement, are returned to the pool of shares available for future awards under the 1994 Plan.

        In addition, the Company maintains the Team Member Stock Purchase Plan. This plan permits eligible employees to purchase up to an aggregate of 450,000 shares of the Company's common stock at 85% of the lower of the market price on the first day of a six-month period and the market price on the last day of that same six-month period. During fiscal year 2016, an aggregate of 9,113 shares were sold to employees under this plan. The number of shares of common stock available under this plan as of June 3, 2016 was 228,609.

 Equity Compensation Plan Information

        The following table sets forth information as of March 27, 2016, the last day of the Company's fiscal year 2016, with respect to the Second Amended and Restated 1994 Stock and Incentive Plan and the Team Member Stock Purchase Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	268,113(1)	$22.42(2)	632,137(3)

(1)
Includes the non-vested portion of the restricted stock units, or RSUs, made to various non-executive employees and non-employee directors (29,188 shares), an aggregate of 138,925 shares of common stock subject to issuance pursuant to performance stock units, or PSUs, and an aggregate of 100,000 shares of common stock subject to issuance pursuant to non-vested stock options, in each case granted pursuant to the 1994 Plan. Of the 138,925 shares subject to issuance pursuant to PSUs, 35,925 shares have been earned and have been or will be issued ratably over the remaining term of the corresponding PSU, on or about May 1, 2016 and 2017, as applicable, in each case provided that the respective participants remain employed by or associated with the Company on each of these issue dates, subject however, to accelerated vesting upon a change in control or termination of service under certain circumstances. The remaining 103,000 shares were not earned on the basis of fiscal year 2016 performance and were cancelled in May 2016. Hence, the amount appearing above does not reflect this cancellation. This amount also does not reflect additional PSUs issued on May 27, 2016, after our fiscal year-end 2016, which provide the executive officers and certain other employees with the opportunity to earn up to an aggregate of 194,000 additional shares of common stock on the basis of fiscal year 2017 Company and individual performance. These PSUs, if earned on the basis of fiscal 2017 performance, will vest ratably in four installments, commencing on or about May 1 following the close of the measurement year and continuing on or about May 1 of the next three years provided that the respective employees remain employed by the Company (or meet other criteria as prescribed in the applicable award agreement). This amount also does not reflect an additional 10,000 RSUs (issued on May 11, 2016) which provide non-employee directors with the opportunity to have issued to them at a later date, upon vesting, up to an aggregate of 10,000 shares of the Company's common stock over a four year period, provided that the respective participants remain associated with the Company (or meets other criteria as prescribed in the applicable award agreement). The stock options, which were granted with an exercise price equal to the grant date price, vest over four years and expire six years after grant. This amount does not reflect the cancellation of 20,000 options in April 2016.

(2)
Does not reflect any impact for shares issuable pursuant to PSUs, RSUs or restricted stock, as these instruments do not include an exercise price. The above amount reflects the weighted averaged exercise price of the 100,000 stock options outstanding at the end of fiscal year 2016.

(3)
Includes 228,609 shares of common stock available for purchase under the Team Member Stock Purchase Plan and 403,528 shares remaining available for issuance pursuant to future awards under the 1994 Plan. This amount does not reflect the 194,000 PSUs or the 10,000 RSUs issued on May 26, 2016 and May 11, 2016, respectively, after our fiscal year-end 2016, as described in footnote (1) above. This amount also does not reflect the 103,000 PSUs that were cancelled in May 2016 or 20,000 stock options cancelled in April 2016, all of which were subsequently added back to the number of shares available for future award under the 1994 Plan.

 Summary Compensation Table

        The following table summarizes the compensation awarded to, earned by, or paid to the Company's NEOs during fiscal years 2016, 2015 and 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards (1)	Option Awards (2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value		All Other Compensation		Total(16)

Robert B. Barnhill Jr.,	2016	$700,000	$221,457	$—	$—	$25,109	(4)	$162,770	(5)	$1,109,336
Chairman of the Board,	2015	668,462	292,800	—	—	119,070	(4)	185,734	(6)	1,266,066
President and Chief Executive Officer	2014	660,000	274,120	—	200,640	(161,056)	(4)	198,572	(7)	1,171,246

Craig A. Oldham,	2016	264,814	243,603	71,000	—	—		11,354	(8)	590,771
Senior Vice President, Marketing

Douglas A. Rein,	2016	345,000	243,603	71,000	—	—		16,717	(9)	676,320
Senior Vice President,	2015	340,097	204,960	—	—	—		16,022	(10)	561,079
Performance Systems and Operations	2014	302,500	234,960	—	58,201	—		15,209	(11)	610,870

Aric Spitulnik,	2016	275,000	243,603	71,000	—	—		12,170	(12)	601,773
Senior Vice President,	2015	269,231	204,960	—	—	—		10,664	(13)	484,855
Chief Financial Officer and Corporate Secretary	2014	204,808	78,320	—	45,795	—		6,409	(14)	335,332

Steven K. Tom,	2016	247,593	132,874	59,400	—	—		8,952	(15)	448,819
Senior Vice President, Pricing and Analytics

(1)
This column represents the number of PSUs granted for the corresponding measurement year, without regard to the number of PSUs actually earned, multiplied by the grant date fair value (calculated as the closing price of TESSCO common stock as reported by NASDAQ on the date of grant minus the present value of dividends expected to be paid on the common stock before the PSU vests, because dividends or dividend-equivalent amounts do not accrue and are not paid on unvested PSUs). The grant date fair value of PSUs for fiscal years 2016, 2015 and 2014 was $22.15, $29.28 and $19.58, respectively. These grant date fair value determinations reflect the FASB standard on stock compensation, which is the valuation method adopted by the SEC, and are not intended to represent the actual value of stock awards-issued to the named executive officer. In fiscal year 2014, each then named executive officer earned 53 percent of the PSUs granted to him, and therefore the grant date fair value of PSUs actually earned by each of them is 47 percent lower than the amount shown for each in the table above. The grant date fair value of PSUs actually earned in fiscal year 2014 was $147,907 for Mr. Barnhill, $123,452 for Mr. Rein and $44,486 for Mr. Spitulnik. In fiscal years 2016 and 2015 no PSUs were earned and therefore there was no grant date value actually earned. For a discussion of the assumptions made in the valuation of these awards see Note 16 to the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 27, 2016.

(2)
This column represents the aggregate grant date fair value of stock option awards, computed in accordance with the FASB standard on stock compensation. No stock options were granted in fiscal years 2014 and 2015.

(3)
Represents cash bonuses paid pursuant to the Company's ValueShare.

(4)
Represents the change in Mr. Barnhill's Supplemental Executive Retirement Plan for the applicable fiscal year. This amount reflects the Company's accounting expense for this plan and does not necessarily correspond to the actual value that will be recognized by Mr. Barnhill.

(5)
Includes: (i) payments in the amount of $77,500 made to Mr. Barnhill in lieu of split-dollar insurance policy cancelled in 2003; (ii) $3,000 allocated to Mr. Barnhill's Retirement Savings Plan account; (iii) premiums of $9,645, $18,392, and $4,784 for long-term care insurance, supplemental long-term disability coverage, and excess liability coverage, respectively; (iv) payments of $22,500 for dividends paid on non-vested shares of restricted stock; and (vi) $26,949 for membership fees to various organizations that are used either exclusively or primarily for corporate development and business generation purposes. Total membership fees included annual dues of $18,000 paid to a club that requires that specific individuals be designated as members, even though this is a corporate membership. In 2016, Mr. Barnhill was designated as a member.

(6)
Includes: (i) premiums in the amount of $20,498 for a life insurance policy; (ii) payments in the amount of $65,000 made to Mr. Barnhill in lieu of split-dollar insurance policy cancelled in 2003; (iii) $2,750 allocated to Mr. Barnhill's Retirement Savings Plan account; (iv) premiums of $9,645, $18,392, and $4,745 for long-term care insurance, supplemental long-term disability coverage, and excess liability coverage, respectively; (v) payments of $40,500 for dividends paid on non-vested shares of restricted stock; and (vi) $24,204 for membership fees to various organizations that are used either exclusively or primarily for corporate development and business generation purposes. Total membership fees included annual dues of $16,800 paid to a club that requires that specific individuals be designated as members, even though this is a corporate membership. In 2015, Mr. Barnhill was designated as a member.

(7)
Includes: (i) premiums in the amount of $20,498 for a life insurance policy; (ii) payments in the amount of $65,000 made to Mr. Barnhill in lieu of split-dollar insurance policy cancelled in 2003; (iii) $2,855 allocated to Mr. Barnhill's Retirement Savings Plan account; (iv) premiums of $9,018, $17,637 and $4,580 for long-term care insurance, supplemental long-term disability coverage, and excess liability coverage, respectively; (v) payments of $54,000 for dividends paid on non-vested shares of restricted stock; and (vi) $24,984 for membership fees to various organizations that are used either exclusively or primarily for corporate development and business generation purposes. Total membership fees included annual dues of $16,000 paid to a club that requires that specific individuals be designated as members, even though this is a corporate membership. In 2014, Mr. Barnhill was designated as a member.

(8)
Represents $3,845 allocated to Mr. Oldham's Retirement Savings Plan Account, $3,391 in premiums for supplemental life insurance coverage, premiums of $2,533 for supplemental long-term disability coverage, and $1,585 in premiums for excess liability coverage.

(9)
Represents $3,975 allocated to Mr. Rein's Retirement Savings Plan Account, $4,728 in premiums for supplemental life insurance and long-term care coverage, $6,429 in premiums for supplemental long-term disability coverage and $1,585 for excess liability coverage.

(10)
Represents $3,900 allocated to Mr. Rein's Retirement Savings Plan Account, $5,171 in premiums for supplemental life insurance and long-term care coverage, $5,377 in premiums for supplemental long-term disability coverage and $1,574 for excess liability coverage.

(11)
Represents $3,825 allocated to Mr. Rein's Retirement Savings Plan Account, $4,728 in premiums for supplemental life insurance and long-term care coverage, $5,376 in premiums for supplemental long-term disability coverage and $1,280 for excess liability coverage.

(12)
Represents $3,975 allocated to Mr. Spitulnik's Retirement Savings Plan Account, $3,401 in premiums for supplemental life insurance coverage, premiums of $3,209 for supplemental long-term disability coverage, and $1,585 in premiums for excess liability coverage.

(13)
Represents $3,900 allocated to Mr. Spitulnik's Retirement Savings Plan Account, $3,844 in premiums for supplemental life insurance coverage, premiums of $1,346 for supplemental long-term disability coverage, and $1,574 in premiums for excess liability coverage.

(14)
Represents $3,946 allocated to Mr. Spitulnik's Retirement Savings Plan Account, $1,703 in premiums for supplemental life insurance coverage and $760 in premiums for excess liability coverage.

(15)
Represents $3,975 allocated to Mr. Tom's Retirement Savings Plan Account, $2,465 in premiums for supplemental life insurance coverage, premiums of $927 for supplemental long-term disability coverage, and $1,585 in premiums for excess liability coverage.

(16)
In fiscal year 2016, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was 63% for Mr. Barnhill, 45% for Mr. Oldham, 51% for Mr. Rein, 46% for Mr. Spitulnik and 55% for Mr. Tom. In fiscal year 2015, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was 53% for Mr. Barnhill, 61% for Mr. Rein and 56% for Mr. Spitulnik. In fiscal year 2014, the percentage of total salary and non-equity incentive plan compensation as a percentage of total compensation was 73% for Mr. Barnhill, 59% for Mr. Rein and 75% for Mr. Spitulnik.

 Grants of Plan-Based Awards in Fiscal Year 2016

        The following table provides information about cash and equity awards granted to or earned by the named executive officers for fiscal year 2016. All of the equity grants have been made under the Company's Second Amended and Restated 1994 Stock and Incentive Plan, as previously amended. Grants of non-equity incentive plan awards are made under the Company's ValueShare Plan.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)](1)			Estimated Future Payouts Under Equity Incentive Plan Awarded (shares)

Name	Award Type	Grant Date	Threshold	Target	Maximum	Threshold(2)	Target(2)	Grant Price of Awards(3)	All Other Options Awards: Securities Underlying Options (#)	Exercise And Grant Date Price of Option Award ($/Sh)	Full Grant Date Fair Value(4)

Robert B. Barnhill	Valueshare	5/11/15	$105,000	$700,000	$875,000
	PSUs	5/11/15				1,500	10,000	$22.15			$221,500

Craig A. Oldham	Valueshare	5/11/15	25,819	172,129	215,161
	PSUs	5/11/15				1,650	11,000	22.15			243,650
	Stock Options	7/21/15							20,000	$22.64	71,000

Douglas A. Rein	Valueshare	5/11/15	33,638	224,250	280,313
	PSUs	5/11/15				1,650	11,000	22.15			243,650
	Stock Options	7/21/15							20,000	$22.64	71,000

Aric M. Spitulnik	Valueshare	5/11/15	26,813	178,750	223,438
	PSUs	5/11/15				1,650	11,000	22.15			243,650
	Stock Options	7/21/15							20,000	$22.64	71,000

Steven K. Tom	Valueshare	5/11/15	24,140	160,935	280,313
	PSUs	5/11/15				900	6,000	22.15			132,900
	Stock Options	10/29/15							20,000	$21.54	59,400

(1)
Represents possible payouts under ValueShare. Because fiscal year 2016 results did not reach the threshold level, actual payouts were $0 to each of the named executive officers. See "Compensation Discussion and Analysis" for more information on ValueShare.

(2)
The target column represents the number of shares available to be earned under Performance Stock Units, or PSUs, awarded to each named executive officer in fiscal year 2016. Because the threshold earnings per share were not achieved, no shares were earned by the named executive officers. In no instances can the maximum payout exceed the number of shares represented by the number of PSUs identified in the target column.

(3)
This column represents the grant date fair value of PSUs (calculated as the closing price of TESSCO common stock as reported by NASDAQ on the date of grant minus the present value of dividends expected to be paid on the common stock before the PSU vests, because dividends or dividend-equivalent amounts do not accrue and are not paid on unvested PSUs).

(4)
This column represents the grant date fair value per PSU multiplied by the target number of shares, or for options the grant date fair value (determined in accordance with the Black-Sholes option pricing model) multiplied by the number of options granted.

 Outstanding Equity Awards at 2016 Fiscal Year End

	Option Awards			Stock Awards

	Number of Securities Underlying Unexercised Options (#) Exercisable(1)			Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)

		Option Exercise Price ($)(1)	Option Expiration Date

Name
Robert B. Barnhill Jr.				2,808	(2)	48,241
				3,776	(3)	64,872
Craig A. Oldham	20,000	$22.64	7/19/21
Douglas A. Rein	20,000	$22.64	7/19/21	2,615	(2)	44,926
				3,153	(3)	54,169
Aric M. Spitulnik	20,000	$22.64	7/19/21	968	(2)	16,630
				1,136	(3)	19,516
Steven K. Tom	20,000	$21.54	10/29/21	851	(2)	14,620
				1,307	(3)	22,454

(1)
Represents options issued during fiscal year 2016. The exercise price was equal to the stock price on the date of the grant. The options vest 25% on the first anniversary of the grant date and then 1/36 each month for the next 3 years, subject to possible acceleration of vesting or forfeiture.

(2)
Relates to a PSU award made May 3, 2012 which has a four year vesting period. These shares vested in May 2016.

(3)
Relates to a PSU award made May 13, 2013 which has a four year vesting period. The non-vested shares have vested or will vest, as applicable, in equal installments on or about May 1, 2016 and 2017 provided that the participant remains employed by the Company on those respective dates, subject, however, to accelerated vesting upon a change in control or termination of service in certain circumstances.

(4)
Based on the closing price of TESSCO common stock as reported by NASDAQ on the last trading day of our fiscal year 2016, March 24, 2016 ($17.18).

 Option Exercises and Stock Vested for Fiscal Year 2016

        The following table summarizes the option exercises and vesting of stock awards for each of the named executive officers during fiscal year 2016.

			Stock Awards
	Options Awards
			Number of Shares Acquired Upon Vesting (#)
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)			Value Realized on Vesting ($)(1)
Robert B. Barnhill Jr.	—	—	33,699	(2)	656,670	(2)
Craig A. Oldham	—	—	—		—
Douglas A. Rein	—	—	10,192	(3)	245,831	(3)
Aric M. Spitulnik	—	—	3,287	(4)	79,282	(4)
Steven K. Tom	—	—	720	(4)	17,366	(4)

(1)
Represents the grant date fair value of the Common Stock award on the date of vesting.

(2)
Represents a grant on August 25, 2006, of 225,000 shares of our Common Stock as a restricted stock award. These shares vested ratably over ten fiscal years, 22,500 shares per year, beginning on the last day of fiscal year 2007 and ending on the last day of fiscal year 2016. Accordingly, 22,500 shares vested on March 27, 2016. The closing market price of our Common Stock as reported by NASDAQ on March 24, 2016 (the last trading day of our fiscal year) was $17.18. Also includes 6,500 shares related to a PSU award made April 25, 2011, 2,810 shares related to a PSU award made May 3, 2012 and 1,889 shares related to a PSU award made May 14, 2013. In accordance with the terms of the applicable PSU award, these shares all vested on May 11, 2015, when the closing market price of our Common Stock as reported by NASDAQ was $24.12 per share.

(3)
Includes 6,000 shares related to a PSU award made April 25, 2011, 2,616 shares related to a PSU award made May 3, 2012, and 1,576 shares related to a PSU award made May 14, 2013. In accordance with the terms of the applicable PSU award, these shares all vested on May 11, 2015, when the closing market price of our Common Stock as reported by NASDAQ was $24.12 per share.

(4)
Includes 1,750 shares related to a PSU award made April 25, 2011, 969 shares related to a PSU award made May 3, 2012, and 568 shares related to a PSU award made May 14, 2013. In accordance with the terms of the applicable PSU award, these shares all vested on May 11, 2015, when the closing market price of our Common Stock as reported by NASDAQ was $24.12 per share.

(5)
Includes 471 shares related to a PSU award made May 3, 2012 and 249 shares related to a PSU award made May 14, 2013. In accordance with the terms of the applicable PSU award, these shares all vested on May 11, 2015, when the closing market price of our Common Stock as reported by NASDAQ was $24.12 per share.

 Pension Benefits for Fiscal Year 2016

        The following table sets forth information on the pension benefits for our named executive officers:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit		Payments During Last Fiscal Year ($)
Robert B. Barnhill Jr.	SERP	n/a	$1,041,418	(1)	—
Craig A. Oldham	—	—	—		—
Douglas A. Rein	—	—	—		—
Aric M. Spitulnik	—	—	—		—
Steven K. Tom	—	—	—		—

(1)
Pursuant to the terms of his previous and current employment agreement, the Company provides Mr. Barnhill with a supplemental executive retirement plan (SERP), which will provide a $75,000 annual pension benefit payable upon Mr. Barnhill's retirement or termination of employment for reasons other than cause (as defined in the employment agreement). Mr. Barnhill has already reached the "normal retirement date" as defined in the SERP as age 62. The Company records the present value of accumulated benefits based on Mr. Barnhill's assumed continued employment for an additional one year. The present value of the accumulated benefit of the SERP as recorded in the Company's financial statements is $966,418. The amount in the above table is the present value of accumulated benefit using the assumption that Mr. Barnhill will retire immediately since he has already reached his "normal retirement date".

Nonqualified Deferred Compensation for Fiscal Year 2016

        We do not offer a nonqualified deferred compensation plan to our named executive officers.

Employment Agreements/Payments upon Termination or Change in Control

        The information contained in this section details the estimated incremental value transfer that a currently employed Named Executive Officer (NEO) would receive in various scenarios relating to a termination of employment. All payments that would be made to any current NEO assumes that the triggering event occurred as of March 27, 2016, the last day of our fiscal year 2016, and the value of stock transactions have been calculated using a price of $17.18, the closing price of our stock as reported by NASDAQ on the last trading day of our fiscal year, March 24, 2016. The actual amounts that would be paid to any current NEO can only be determined at the time and based upon the circumstances of an actual termination of employment and would vary from those listed below. Except for the general discussion below with regard to Mr. Barnhill's employment agreement, this section does not address compensation that is unaffected by these events.

Mr. Barnhill:

        Mr. Barnhill's employment is governed by an Amended and Restated Employment Agreement dated March 26, 2016. This agreement amends and restates a prior employment agreement between the Company and Mr. Barnhill, originally entered into on March 27, 2006, and amended several times since, until recently amended and restated pursuant to the Amended and Restated Employment Agreement. PSU awards and any other equity awards that may be made from time to time to Mr. Barnhill are also governed by the 1994 Plan and the applicable award or grant agreement. The SERP, as referred to below, is also governed by the corresponding plan document.

        Pursuant to the terms of the Amended and Restated Employment Agreement, Mr. Barnhill continues to be employed as President and Chief Executive Officer. The overall objective of the Compensation Committee in entering into the Amended and Restated Employment Agreement was to provide for an extended employment term to better assure Mr. Barnhill's continued and active leadership in the pursuit of ongoing Company initiatives, and to promote and allow for the implementation of the Company's leadership succession and transition plan. The prior employment agreement had originally provided for a regular term of five fiscal years during which Mr. Barnhill was to serve as President and Chief Executive Officer, as well as Chairman, followed by a transition term of five fiscal years during which he would have served in a reduced rule as Executive Chairman. The prior employment agreement was amended on several occasions, and pursuant to those amendments the regular term was extended for the full ten fiscal year term, effectively eliminating the transition period. That ten fiscal year term was scheduled to expire at the end of fiscal year 2016.

        Pursuant to the Amended and Restated Employment Agreement, entered into just prior to the end of fiscal year 2016, the term of Mr. Barnhill's employment was extended and now once again includes both a "Regular Term" and a "Transition Period". The Regular Term, during which Mr. Barnhill will continue to serve and be compensated as President and Chief Executive Officer, will continue until the earliest to occur of (i) the last day of fiscal year 2018, (ii) if the Company hires or otherwise engages a successor Chief Executive Officer, the date determined by the Board of Directors as the date on or as of which such successor Chief Executive Officer commences to serve in such capacity, and (iii) a date specified by the Company as the last day of the Regular Term, which date will not be earlier than the last day of fiscal year 2017. The Amended and Restated Employment Agreement provides for the Regular Term to be immediately followed by a two-year Transition Period, during which Mr. Barnhill will serve as Executive Chairman and as senior advisor to his successor and to the Board of Directors. It is anticipated that Mr. Barnhill will continue to serve on the Board of Directors during this period.

        Under the Amended and Restated Employment Agreement, Mr. Barnhill's annual base salary for the remainder of the Regular Term, and for any portion of the Transition Period that falls within fiscal year 2017, will be $700,000, subject to increases as determined by the Compensation Committee and the Board of Directors. For any portion of the Transition Period that falls within any fiscal year after fiscal year 2017, Mr. Barnhill's base annual salary will be $450,000. For each fiscal year that begins during the Regular Term, Mr. Barnhill will be eligible for cash bonuses in accordance with the Company's senior executive compensation plan and Mr. Barnhill's annual target bonus will not be less than 100% of his annual base salary, subject however to pro-ration for any partial fiscal year of the Regular Term subsequent to fiscal year 2017. For fiscal year 2017, Mr. Barnhill will also be eligible to participate in all equity-based compensation programs available to the Company's other senior executives. Commencing with fiscal year 2018, and for so long as Mr. Barnhill remains a director during the term of employment, he will be eligible to participate in all equity-based compensation programs available to non-executive directors.

        The Compensation Committee believes that, as the founder and chief visionary of the Company, Mr. Barnhill's situation is different than that of the other executives, and determined to provide for, among other things, material benefits to him and/or his estate in the event of a termination of his employment without cause or by him for good reason, or upon his death or disability, or in the event of termination without cause or with good reason within a year following a change in control (a so-called "double trigger"), as well as acceleration of equity awards upon the occurrence of termination of his employment, unless by Mr. Barnhill voluntarily or by the Company with cause. This, the Compensation Committee believes, is consistent with his stature, but more importantly will allow him to focus on his duties at hand, provide him security should his employment be terminated through no fault of his own, and encourage his continued commitment and positive contribution to the Company's CEO succession plan. To encourage that commitment and positive contribution, the Amended and

Restated Employment Agreement also provides that 75% of Mr. Barnhill's 2017 fiscal year bonus will be determined on the basis of his contribution to the success of that succession plan.

        The following summary describes the benefits and timing of payouts associated with each termination of employment occurring prior to the expiration of the term of Mr. Barnhill's employment under the Amended and Restated Employment Agreement, as noted below. In addition, Mr. Barnhill is entitled to base salary and other compensation earned then to date but not yet paid.

Resignation without good reason, termination by the Company for cause, or retirement.

  •
  Mr. Barnhill would be entitled to begin receiving payouts under his Supplemental Employment Retirement Plan (SERP), which has a present value of $1,041,418, as he has already reached normal retirement age of 62.

  •
  Mr. Barnhill would not be entitled to receive any shares under outstanding PSUs.

Termination by the Company without cause or resignation by Mr. Barnhill for good reason.

  •
  If the termination date occurs during the Regular Term and prior to the occurrence of a change in control:

  •
  Continuation of his base salary at the rate in effect on the termination date ($700,000) for a period of three years.

  •
  An amount equal to the Target Bonus, as defined in the Employment Agreement, for that fiscal year ($700,000), pro-rated for the number of days from the beginning of the fiscal year to the termination date, payable in one lump sum within one month after the termination date.

  •
  If occurring prior to the end of fiscal year 2017, then an annual payment in lieu of incentive compensation in an amount equal to the Target Bonus established for that fiscal year (equal to 100% base salary, or $700,000), payable on each of the first, second and third anniversary of termination.

  •
  Full vesting of all PSU awards having the then current fiscal year as the measurement year, and vesting of all shares earned under prior fiscal year PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company (6,584 shares, having a current value of $113,113).

  •
  Mr. Barnhill would be entitled to begin receiving payouts under his Supplemental Employment Retirement Plan (SERP), which has a present value of $1,041.418, as he has already reached normal retirement age of 62.

  •
  All benefits, including the annual payments for insurance as discussed in the "Summary Compensation Table" above, for a period of three years (or a cash equivalent amount).

  •
  If the termination date occurs during the Transition Period and prior to, at or following the occurrence of a change in control, the payments and benefits otherwise described above in respect of a termination during the Regular Term and prior to a change in control shall not apply, and in lieu thereof Mr. Barnhill will continue to receive all payments and benefits (or benefit equivalent payments) to which he would have been entitled for the balance of the two year transition period had his employment not been terminated, as follows:

  •
  Base salary (at the Transition Period rate of $450,000 per annum).

  •
  If occurring prior to the end of fiscal year 2017, the Target Bonus then remaining unpaid for that fiscal year, and if occurring at any time thereafter, any Target Bonus payable in respect of the fiscal year during which the Regular Term ended and the Transition Period commenced, pro-rated for the number of days of the Regular Term during that fiscal year.

    •
    Full vesting of all shares subject to PSU awards having the then current fiscal year as the measurement year, and vesting of all shares earned under prior fiscal year PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company (6,584 shares, having a current value of $113,113).

    •
    Mr. Barnhill would be entitled to begin receiving payouts under his Supplemental Employment Retirement Plan (SERP), which has a present value of $1,041,418, as he has already reached normal retirement age of 62.

    •
    All benefits, including the annual payments for insurance as discussed in the "Summary Compensation Table" above (or a cash equivalent amount).

Termination due to Mr. Barnhill's death or disability prior to or following a change in control.

  •
  If the termination date on account of death or disability occurs prior to the end of fiscal year 2017, an amount equal to the Target Bonus established for that fiscal year (equal to 100% of base salary, or $700,000), pro-rated for the number of days from the beginning of the fiscal year to the termination date, payable in a lump sum within one month after the termination date.

  •
  In the case of death, the greater of (A) $1,200,000 and (B) the sum of the following amounts: (i) Mr. Barnhill's annual base salary in effect on the termination date (currently $700,000, but $450,000 during the Transition Period), plus (ii) if death occurs prior to the end of fiscal year 2017, the Target Bonus for the fiscal year ($700,000), which sum is multiplied by three if death occurs prior to a change in control, and one if occurring on or after, payable in a lump sum payment within one month after the termination date.

  •
  In the case of disability, $1,200,000 payable in equal monthly installments over a three year period.

  •
  Full vesting of all shares subject to PSU awards having the then current fiscal year as the measurement year, and vesting of all shares earned under prior fiscal year PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company (6,584 shares, having a current value of $113,113).

  •
  Mr. Barnhill would be entitled to begin receiving payouts under his Supplemental Employment Retirement Plan (SERP), which has a present value of $1,041,418, as he has already reached normal retirement age of 62. In the event of Mr. Barnhill's death, payments would be made to his surviving spouse.

  •
  In the case of disability, disability benefits under a supplemental disability policy cover Mr. Barnhill for two years at an amount equal to his current base salary ($700,000) plus the average of the previous two years variable income.

  •
  In the case of disability, all benefits, including the annual payments for insurance as discussed in the "Summary Compensation Table" above, for a period of three years (or a cash equivalent amount).

  •
  In the case of death, a cash payment equal to the value of the benefits that would have been afforded to Mr. Barnhill, together with the total amount of the annual payments for insurance that would have been payable as discussed in the "Summary Compensation Table" above, each for a period of three years if death occurs prior to a change in control, or one year otherwise, payable in a lump sum payment within one month.

Involuntary or with Good Reason during the Regular Term and on or after a Change in Control.

  •
  His current base salary ($700,000) for the balance of the fiscal year in which the termination occurs.

  •
  If occurring prior to the end of fiscal year 2017, an amount equal to the Target Bonus established for that fiscal year ($700,000), pro-rated for the number of days of the Regular Term during that fiscal year.

  •
  The greater of (A) $1,200,000 and (B) the sum of the following amounts: (i) Mr. Barnhill's annual base salary in effect on the termination date ($700,000), plus (ii) the Target Bonus for the fiscal year in which the termination date occurs ($700,000 if occurring prior to the end of fiscal year 2017 and zero if at any time thereafter).

  •
  Mr. Barnhill would be entitled to begin receiving payouts under his Supplemental Employment Retirement Plan (SERP), which has a present value of $1,041,418, as he has already reached normal retirement age of 62.

  •
  A cash payment equivalent to the value of benefits that would have been afforded to Mr. Barnhill for the period of one year following the termination date, together with the annual payments for insurance that would have been payable for one year, as discussed in the "Summary Compensation Table" above.

        In order for Mr. Barnhill to receive the benefits discussed above related to a termination due to disability, a termination by the Company without cause, a resignation for good reason, or for an involuntary or for "good reason" termination following a change in control, the term of employment provided for under the terms of his Amended and Restated Employment Agreement must not have otherwise expired at the time of such event, and Mr. Barnhill is required to sign and deliver a release providing for his release of the Company and its subsidiaries from all claims. Mr. Barnhill would also be restricted from competing against the Company and soliciting certain Company employees for one year after the termination date or, in the case of termination on account of disability, for a period of three years after the termination date.

Messrs. Oldham, Rein, Spitulnik and Tom

        The termination or separation of the employment of Mr. Rein, Mr. Spitulnik, Mr. Oldham and Mr. Tom are governed in part by similar but not identical Severance and Restrictive Covenant Agreements, dated as of February 2, 2009, May 27, 2014, July 31, 2015 and November 2, 2015, respectively. The discussion appearing below details the benefits and timing of payouts associated with each termination of employment noted in those agreements, and under the applicable PSU awards, stock options and other arrangements. In addition, each NEO is entitled to base salary and other compensation earned then to date but not yet paid.

Termination by the Company without cause or resignation of the NEO for good reason.

  •
  For Mr. Rein, a severance payment of 1.65 times base salary, for Mr. Spitulnik, a severance payment equal to 1.0 times base salary plus any accrued bonus for the fiscal year, and for Messrs. Oldham and Tom, a severance payment equal to 0.5 times base salary plus any accrued bonus for the fiscal year. For Mr. Rein, this equals $569,250. For Mr. Spitulnik this equals $275,000 plus accrued bonus of $0 as of March 27, 2016. For Messrs. Oldham and Tom, this equals $137,500 plus accrued bonus of $0 as of March 27, 2016. Messrs. Rein and Spitulnik's severance payments would be paid in twelve consecutive equal monthly installments. Messrs. Oldham and Tom's severance payments would be paid in six consecutive equal monthly installments.

  •
  If the NEO elects continuation health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), the NEO would pay the then-current portion of the cost of such coverage that would be payable by the Company's similarly situated active employees and the Company shall pay the balance of coverage for approximately 1 year.

  •
  Full vesting of all shares earned under PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company. For Mr. Rein, 5,768 shares having a value of $99,094, for Mr. Spitulnik, 2,104 shares having a value of $36,147 and for Mr. Tom, 2,158 shares having a value of $37,074. Mr. Oldham did not hold any unvested shares earned under PSU awards as of the end of fiscal year 2016.

  •
  The NEO is entitled to exercise stock options to the same extent that such options would have been exercisable on the termination date for a period of three months thereafter (but in no event later than the option expiration date). No stock options were vested and exercisable as of March 27, 2016.

Termination due to the NEO's death or disability.

  •
  Full vesting of all shares earned under PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company. For Mr. Rein, 5,768 shares having a value of $99,094, for Mr. Spitulnik, 2,104 shares having a value of $36,147 and for Mr. Tom, 2,158 shares having a value of $37,074. Mr. Oldham did not hold any unvested shares earned under PSU awards as of the end of fiscal year 2016.

  •
  For Messrs. Spitulnik, Oldham and Tom, any accrued bonus for the fiscal year, which was equal to $0 as of March 27, 2016.

  •
  In the event of the NEO's death, the NEO's designated beneficiary will receive $500,000 in life insurance benefits.

  •
  Disability benefits under a supplemental disability policy cover each NEO until they reach age 65 at an amount equal to their current base salary plus the average of the previous 2 years variable income.

  •
  The NEO is entitled to exercise stock options to the same extent that such options would have been exercisable on the termination date for a period of twelve months thereafter (but in no event later than the option expiration date). No stock options were vested and exercisable as of March 27, 2016.

Termination due to a change of control.

  •
  For Mr. Rein, a severance payment of 1.65 times base salary and for Mr. Spitulnik, a severance payment equal to 1.0 times base salary plus any accrued bonus for the fiscal year. If Messrs. Oldham and Tom are terminated without cause or resign for good reason within one year following the occurrence of a change in control, they are each entitled to a severance payment equal to 1.0 times base salary plus any accrued bonus for the fiscal year. For Mr. Rein, this equals $569,250. For Mr. Spitulnik this equals $275,000 plus accrued bonus of $0 as of March 27, 2016. For Messrs. Oldham and Tom, this equals $275,000 plus accrued bonus of $0 as of March 27, 2016. All severance payments would be paid in twelve consecutive equal monthly installments.

  •
  If the NEO elects continuation health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (COBRA), the NEO would pay the then-current portion of the cost of such coverage that would be payable by the Company's similarly situated active employees and the Company shall pay the balance of coverage for approximately one year.

  •
  Full vesting of all shares earned under PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company. For Mr. Rein, 5,768 shares having a value of $99,094, for Mr. Spitulnik, 2,104 shares having a value of $36,147 and for Mr. Tom, 2,158 shares having a value of $37,074. Mr. Oldham did not hold any unvested shares earned under PSU awards as of the end of fiscal year 2016.

  •
  PSUs related to the current year would become earned as though earnings per share equals the Target earnings per share as specified in applicable PSU agreement, and the NEO's individual performance factor is assumed to be 100%. These PSUs would vest immediately. Messrs. Oldham, Rein and Spitulnik were granted 11,000 PSUs, on May 11, 2015 and Mr. Tom was granted 6,000 PSUs on the same date. Therefore, even though no shares were earned pursuant to these PSUs based on fiscal year 2016 results, had a change in control occurred at March 27, 2016, and without regard to their continued employment, Messrs. Oldham, Rein and Spitulnik would have each earned an additional 11,000 shares having a current value of $188,980 and Mr. Tom would have earned an additional 6,000 shares having a current value of $103,080.

  •
  All stock options would fully vest and become exercisable. For each NEO, stock options with an exercise price of $22.64 ($21.54 in the case of Mr. Tom) and representing 20,000 shares would vest as of March 27, 2016. There would be no intrinsic value to the NEO because the exercise price of the stock options would be greater than the closing price of our stock as reported by NASDAQ on the last trading day of our fiscal year, March 24, 2016.

A change in control not resulting in termination of the NEO or the NEO's resignation for good reason.

  •
  Full vesting of all shares earned under PSU awards, without regard to the otherwise applicable requirement of continued employment by or affiliation with the Company. For Mr. Rein 5,768 shares having a value of $99,094, for Mr. Spitulnik, 2,104 shares having a value of $36,147 and for Mr. Tom, 2,158 shares having a value of $37,074.

  •
  PSUs related to the current year would become earned as though earnings per share equals the Target earnings per share as specified in applicable PSU agreement, and the NEO's individual performance factor is assumed to be 100%. These PSUs would vest immediately. Messrs. Oldham, Rein and Spitulnik were granted 11,000 PSUs, on May 11, 2015 and Mr. Tom was granted 6,000 PSUs on the same date. Therefore, even though no shares were earned pursuant to these PSUs based on fiscal year 2016 results, had a change in control occurred at March 27, 2016, and without regard to their continued employment, Messrs. Oldham, Rein and Spitulnik would have each earned an additional 11,000 shares having a current value of $188,980 and Mr. Tom would have earned an additional 6,000 shares having a current value of $103,080.

Resignation without good reason, termination by the Company for cause or retirement.

  •
  For Messrs. Spitulnik, Oldham and Tom, any accrued bonus for the fiscal year, which was equal to $0 as of March 27, 2016.

  •
  The NEO would not otherwise be entitled to any incremental value transfer. Additionally, the NEO would not be entitled to receive any shares under outstanding PSUs, including earned but non-vested shares, and all stock options would terminate.

        Except with regard to the outstanding PSU awards, in order for the NEO to receive the benefits discussed above related to a termination by the Company without cause or a resignation by the NEO for good reason and to a termination due to a change in control or a resignation for good reason following a change in control, the NEO is required to sign and deliver a release to the Company releasing the Company from all claims. The NEO would also be restricted from competing against the Company and from soliciting certain Company employees for approximately one year.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee is comprised solely of directors who are "independent" within the meaning of the United States Securities and Exchange Commission rules and NASDAQ Rules 5605(a)(2) and 5605(c)(2). The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available for review on our Website (www.tessco.com) under the heading "Investors." The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

        As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Ernst & Young LLP, the Company's independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB").

        The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the Committee certify that the independent registered public accounting firm is "independent" under applicable rules. The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

        The Audit Committee has an agenda for the year that includes reviewing the Company's financial statements, internal control over financial reporting and disclosure and audit matters. The Audit Committee also monitors the activities and performance of the Company's external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee has ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent registered public accounting firm.

        In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by Ernst & Young LLP. Pre-approval includes audit services, audit-related services, tax services and other services. In some cases, the full Audit Committee provides pre-approval, related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee. See "Principal Accountant Fees and Services" for more information regarding fees paid to Ernst & Young LLP for services in fiscal years 2016 and 2015.

        The Audit Committee meets each quarter with Ernst & Young LLP and management to review the Company's interim financial results before the publication of our quarterly earnings press releases. The Audit Committee also meets at other times throughout the year as needed. During fiscal year 2016, the Audit Committee met five times. Management's and the independent registered public accounting firm's presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent firm. In addition, the Audit Committee generally oversees internal compliance programs. In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by Company team members, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

        This report confirms that the Audit Committee has: (i) reviewed and discussed the audited financial statements for the year ended March 27, 2016 with management and the Company's independent registered public accounting firm (Ernst & Young LLP); (ii) discussed with Ernst & Young LLP the matters required to be discussed by Auditing Standard No. 16, "Communications with Audit Committees" issued by the Public Company Accounting Oversight Board, or the "PCAOB"; (iii) reviewed the written disclosures and letters from Ernst & Young LLP as required by the rules of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence; and (iv) discussed with Ernst & Young LLP their independence from the Company.

        The Company's independent registered public accounting firm for fiscal year ended March 27, 2016, Ernst & Young LLP, also provided the Committee with the written disclosures and letter required by PCAOB Ethics and Independence Rule 3526, "Communications with Audit Committees Concerning Independence" and the Committee discussed with the independent registered public accounting firm that firm's independence.

        Following the Committee's discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended March 27, 2016.

Respectfully,

Morton F. Zifferer, Jr. (Chair)
Benn R. Konsynski, Ph.D.
Jay G. Baitler

As of June 15, 2016

OTHER INFORMATION RELATING TO OUR DIRECTORS AND EXECUTIVE OFFICERS AND RELATED SHAREHOLDER MATTERS

Compensation Committee Interlocks and Insider Participation

        There are no "interlocks" (as defined by the rules of the Securities and Exchange Commission) with respect to any member of the Compensation Committee of the Board of Directors, which is currently comprised of Messrs. Beletic, Baitler, Shaughnessy and Zifferer, and the Compensation Committee consists entirely of independent, non-employee directors who have never been employees of the Company.

Code of Business Conduct and Ethics

        We have adopted a code of business conduct and ethics that applies to our team members, including all of our officers and directors, and particularly our chief executive officer, chief financial officer, principal accounting officer and other persons performing similar functions. This code is available on our Website (www.tessco.com) under the heading "Investors." We will promptly disclose on our Website any amendments to, and waivers from, our code of business conduct and ethics, if and when required.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. Our employees prepare these reports for our directors and executive officers on the basis of information obtained from them and from the Company's records. Based on information available to us during fiscal year 2016, we believe that all applicable Section 16(a) filing requirements were met, except for one late Form 4 relating to one transaction for each of Messrs. Baitler, Barnhill, Beletic, Konsynski, Oldham, Shaughnessy, Spitulnik and Zifferer and one Form 3 for Mr. Tom that was timely filed but inadvertently omitted certain securities holdings and was corrected by a subsequently filed Form 3/A.

Certain Relationships and Related Transactions

        Our Compensation Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving all related party transactions. While the Company currently does not have a written policy regarding related party transactions, the Company and the Compensation Committee look to the rules of NASDAQ and of the SEC to determine what transactions may be considered to be of concern and apply these rules as the standard to determine whether a transaction or relationship would be permitted. Detailed questions are posed annually to the executive officers of the Company and to all members of the Board which require disclosure of any relationship or transaction that may be a related person transaction. These questionnaire responses are reviewed by management and disclosures are analyzed and reported to the entire Board. Potential issues are investigated. Related person transactions, if any, would be reviewed for the determination made by the Board annually that certain members of the Board are independent.

        We did not pay any material underwriting discounts or commissions to a related person serving as a principal underwriter.

Shareholder Proposals for the 2017 Annual Meeting

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, some shareholder proposals may be eligible for inclusion in our 2017 proxy statement. These shareholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to our principal executive offices, in care of our Corporate Secretary, at the address set forth on the first page of this proxy statement. Failure to deliver a proposal in accordance with this procedure may result in the proposal not being deemed timely received. We must receive all submissions no later than the close of business on February 15, 2017, unless the date of our annual meeting in 2017 is changed by more than thirty days from the date of our 2016 Annual Meeting.

        In addition, under our bylaws, any stockholder who intends to nominate a candidate for election to our Board, or to propose business, at an annual meeting must give notice to our Corporate Secretary, at the address set forth on the first page of this proxy statement, no less than 120 days prior to the anniversary of the date of the mailing of the prior year proxy statement (or 90 days in the case of a stockholder notice of business to be brought before the meeting but not sought to be included in the Company's proxy statement) unless the date of the meeting is changed by more than thirty (30) days from the date of the prior year's annual meeting, in which case, to be timely, notice must be delivered no less than ninety (90) days prior to the newly announced date that the Company will mail its proxy statement. Our bylaws also specify information regarding the business to be brought before the meeting and the shareholder proposing such business, and information regarding the nominee, that must be provided in or together with the notice in order for it to be considered properly given. Accordingly, if a shareholder intends to nominate a director for election at the 2017 Annual Meeting, or if a shareholder desires to bring business before the 2017 Annual Meeting which is also to be included in our proxy statement for that meeting, notice from the shareholder so providing must be received by the Corporate Secretary at the address set forth on the first page of this Proxy Statement by no later than February 15, 2017, unless the date of the meeting is changed by more than thirty (30) days from the date of the 2016 Annual Meeting. We will not entertain any nominations or business at an Annual Meeting that do not meet the requirements set forth in our bylaws. We also reserve the right to omit from our proxy statement any shareholder proposal or business that we are not required to include under the Securities Exchange Act of 1934, including Rule 14a-8, or otherwise. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, as amended, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such matter or nomination.

Available Information

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed by the Company may be inspected without charge and copies obtained upon payment of prescribed fees from the Public Reference Section of the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549, or by calling the Securities and Exchange Commission's at 1-800-SEC-0330, or by way of the Securities and Exchange Commission's Internet address, (www.sec.gov).

        The Company will provide without charge to each shareholder, upon the written request of such person, a copy of the Company's Annual Report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission for the fiscal year ended March 27, 2016. Written requests for a copy of the Company's Annual Report on Form 10-K should be directed to Aric M. Spitulnik, Corporate Secretary, 11126 McCormick Road, Hunt Valley, Maryland 21031.

By Order of the Board of Directors,

Aric M. Spitulnik
 Corporate Secretary

June 15, 2016

APPENDIX A

TESSCO TECHNOLOGIES INCORPORATED
THIRD AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN

SECTION 1.    PURPOSE

        The purpose of the TESSCO Technologies Incorporated Third Amended and Restated 1994 Stock and Incentive Plan (as previously existing or as amended, or amended and restated, from time to time, as the context so dictates, the "Plan") is to attract and retain outstanding individuals as Key Employees of TESSCO Technologies Incorporated, a Delaware corporation (the "Company"), and its Affiliates and to motivate such individuals to achieve the long-term performance goals of the Company by providing incentives to such individuals in the form of stock ownership or monetary payments based on the value of the capital stock of the Company or its financial performance, or both, on the terms and conditions set forth herein.

SECTION 2.    DEFINITIONS

        As used in the Plan and unless the context clearly indicates otherwise, the following terms shall have the respective meanings set forth below:

          (a)   "Affiliate" shall mean any entity that is controlled directly or indirectly by the Company.

          (b)   "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or Performance Award granted under the Plan.

          (c)   "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

          (d)   "Beneficiary" shall mean the person designated by the Participant, on a form provided by the Company, to exercise the Participant's rights in accordance with Section 7(f) of the Plan in the event of death or, if no such person is designated, the estate or personal representative of such Participant.

          (e)   "Board of Directors" shall mean the Board of Directors of the Company.

          (f)    "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (g)   "Commission" shall mean the United States Securities and Exchange Commission or any successor agency.

          (h)   "Committee" shall mean the Compensation Committee of the Board of Directors. The Committee shall be composed of two or more directors, all of whom shall be "disinterested persons" within the meaning of Rule 16b-3 and "outside directors" within the meaning of Section 162(m)(4)(C) of the Code and any regulations issued thereunder.

          (i)    "Disability" shall mean a total and permanent disability within the meaning of the Company's long-term disability plan, as amended from time to time.

          (j)    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (k)   "Fair Market Value" shall mean, with respect to any property (excluding the Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and with respect to any Shares or other securities, the last reported sale price of the Shares or other securities on any national securities exchange or quotation system providing such information on the day prior to the date of the determination or, if not listed on any such exchange or quotation system, the average of the bid and asked prices of the Shares or other securities as reported by the National

  Association of Securities Dealers Automated Quotation System ("NASDAQ") as of the day prior to the date of the determination of the fair market value or, if not listed on NASDAQ, the fair market value of the Shares or other securities as of the day prior to the date of such determination as determined in good faith by the Board of Directors or the Committee.

          (l)    "Incentive Stock Option" shall mean an Option granted under Section 7(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (m)  "Key Employee" shall mean any officer or other employee of the Company or of any Affiliate who is described in Section 6.

          (n)   "Non-Qualified Option" shall mean an Option granted under Section 7(a) of the Plan that is not intended to be an Incentive Stock Option.

          (o)   "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (p)   "Participant" shall mean a Key Employee or non-employee director who is designated to be granted or has received an Award under the Plan.

          (q)   "Performance Award" shall mean any Award granted under Section 7(d) of the Plan.

          (r)   "Person" shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

          (s)   "Released Securities" shall mean Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

          (t)    "Restricted Stock" shall mean any Shares granted and issued under Section 7(c) of the Plan.

          (u)   "Restricted Stock Unit" shall mean any Award granted under Section 7(c) of the Plan that is denominated in Shares.

          (v)   "Restriction Period" shall mean, with respect to Restricted Stock or Restricted Stock Units, that period of time determined by the Committee pursuant to Section 7(c).

          (w)  "Retirement" shall mean termination of a Participant's employment with the Company or any Affiliate at his or her "normal retirement date" as defined in the Company's Retirement Savings Plan or any successor plan.

          (x)   "Termination" shall mean any resignation or discharge from employment with the Company or any Affiliate except in the event of Disability, Retirement or death.

          (y)   "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Commission under the Exchange Act or any successor rule or regulation thereto.

          (z)   "Shares" shall mean shares of the Common Stock of the Company and such other securities or property as may become the subject of Awards or become subject to Awards pursuant to an adjustment made under Section 8 of the Plan.

          (aa) "Stock Appreciation Right" shall mean any Award granted under Section 7(b) of the Plan.

SECTION 3.    EFFECTIVE DATE; STOCKHOLDER APPROVAL; TERMINATION

        (a)    EFFECTIVE DATE AND STOCKHOLDER APPROVAL.    The Plan was originally effective as of April 12, 1994, upon approval by the stockholders of the Company in accordance with the provisions of Rule 16b-3. The Plan was amended and restated, and readopted, upon approval of the stockholders as of July 22, 2004. The Plan was amended and restated a second time following the approval of the stockholders of certain modification to the Plan, and of the Plan in its entirety for purposes of Section 162(m) of the Code, as of July 24, 2008. The Plan was further amended, and the Plan in its entirety approved for purposes of Section 162(m) of the Code, following the approval of the stockholders as of July 21, 2011. This third amendment and restatement of the Plan has been approved by the Board of Directors as of June 9, 2016 and will be and become effective as of the date such amendment and restatement is approved by the stockholders of the Company.

        (b)    TERMINATION.    No Award shall be granted under the Plan after July 21, 2021; PROVIDED, HOWEVER, that any Award theretofore granted may extend beyond such date unless expressly provided otherwise herein or in the applicable Award Agreement; PROVIDED FURTHER, to the extent set forth in Section 8 hereof, the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or restrictions with respect to any such Award, and the authority of the Board of Directors to amend the Plan, shall extend beyond such date.

SECTION 4.    ADMINISTRATION

        The Plan shall be administered by the Committee; PROVIDED, HOWEVER, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by those members of the Board of Directors who qualify as "disinterested persons" under Rule 16b-3 and as "outside directors" under Section 162(m)(4)(C) of the Code and any regulations issued thereunder.

        Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority with respect to the Plan, including, without limitation, the power to:

            (i)  designate Participants;

           (ii)  determine the types of Awards to be granted to each Participant under the Plan;

          (iii)  determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards;

          (iv)  determine the terms and conditions of any Award;

           (v)  determine whether, to what extent, under what circumstances and the method by which Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or cancelled, forfeited or suspended;

          (vi)  determine whether, to what extent and under what circumstances cash, Shares, other securities, other Awards, other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

         (vii)  interpret and administer the Plan and any instrument or agreement relating to, and any Award made under, the Plan (including, without limitation, any Award Agreement);

        (viii)  establish, amend, suspend and waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

          (ix)  make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

        Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan, or any Award, shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive and binding upon all

Persons, including the Company, any Affiliate, any Participant, any holder or Beneficiary of any Award, any stockholder and any employee of the Company or of any Affiliate.

SECTION 5.    GRANTS OF AWARDS; SHARES AVAILABLE FOR AWARD

        (a)   The Committee may, from time to time, grant Awards to one or more Participants; PROVIDED, HOWEVER, that:

            (i)  subject to any adjustment pursuant to Section 8, the aggregate number of Shares available with respect to which Awards may be granted under the Plan shall be 4,203,125;

           (ii)  to the extent that any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited (prior to the payment of dividends or the exercise by the holder of other indicia of ownership of the Shares or other property issuable or payable with respect to the Award), or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of Awards under the Plan;

          (iii)  Shares which have been issued, or any other shares of the capital stock of the Company, which a Participant tenders to the Company, or any Shares withheld by the Company upon exercise or otherwise in respect of any Award, in satisfaction of income or payroll tax withholding obligations or in satisfaction of the exercise price of any Award, shall not again be available for granting of Awards under the Plan; and

          (iv)  any Shares ceasing to be subject to an Award due to the exercise of an Award or expiration of a Restriction Period shall no longer be available for granting of an Award hereunder.

        (b)   For purpose of this Section 5:

            (i)  if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan; and

           (ii)  if an Award is not denominated in Shares, a number of Shares shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan equal to the quotient of the Fair Market Value (calculated as of the date of grant) of the maximum amount of cash or other consideration payable pursuant to such Award, divided by the Fair Market Value of one Share on the date of grant.

        (c)   Any Shares delivered by the Company pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares. In determining the size of any Award, the Committee may take into account a Participant's responsibility level, performance, potential, cash compensation level, the Fair Market Value of the Shares at the time of the Award and such other considerations as it deems appropriate.

SECTION 6.    ELIGIBILITY

        Any Key Employee, including any executive officer or employee-director of the Company or any Affiliate, who is not a member of the Committee and who, in the opinion of the Committee, contributes to the continued growth, development and financial success of the Company or an Affiliate shall be eligible to be designated as a Participant. In addition, and notwithstanding the foregoing or any other provision of the Plan, any non-employee director of the Company shall be eligible to be designated as a Participant and receive Awards under the Plan, provided that each grant of an Award to a non-employee director shall be made only upon the concurrence of a majority of the members of the entire Board of Directors who are disinterested in the grant, and not more than 112,500 shares issuable under the Plan may be issued to each non-employee director.

SECTION 7.    AWARDS

        (a)    OPTIONS.    The Committee is hereby authorized to grant Options to Participants in the form of either Non-Qualified Stock Options or Incentive Stock Options with the terms and conditions set forth in this Section 7 and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

          (i)    LIMITATIONS ON INCENTIVE STOCK OPTIONS.

            (A)  In the event the Committee grants Incentive Stock Options, the aggregate Fair Market Value (determined at the time the Options are granted) of the Shares underlying any such Options, together with the shares underlying any incentive stock options (as defined in Section 422 of the Code) under any other plans of the Company or any Affiliate, which shall be first exercisable by any one Participant shall not, during any calendar year, exceed $100,000, or such other limitation as may be provided in the Code.

            (B)  The grant of Options hereunder shall be subject to guidelines adopted by the Committee with respect to the timing and size of such Options. In addition, the Committee may in its discretion provide that an Option may not be exercised in whole or in part for any period or periods specified by the Committee. The right of a participant to exercise an Option shall be cancelled if and to the extent that Shares covered by such Option are used to calculate amounts received upon exercise of a related Stock Appreciation Right.

            (C)  The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

           (ii)  EXERCISE PRICE.    The exercise price per Share purchasable under an Option shall be determined by the Committee; PROVIDED, HOWEVER, that such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of the Option.

          (iii)  OPTION TERM.    The term of each Option shall be fixed by the Committee; PROVIDED, HOWEVER, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

          (iv)  EXERCISABILITY AND METHOD OF EXERCISE.    Except for such limitations as may be set forth herein, an Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee and set forth in the Award Agreement evidencing the Option. The Committee also shall determine the method or methods by which, and the form or forms in which, payment of the exercise price with respect to any Option may be made or deemed to have been made.

        (b)    STOCK APPRECIATION RIGHTS.    The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise, over (ii) the grant price of the right as specified by the Committee, which shall not be less than the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate, including, without limitation, restricting the time of exercise of the Stock Appreciation Right to specified periods as may be necessary to satisfy the requirements of Rule 16b-3.

        (c)    RESTRICTED STOCK AND RESTRICTED STOCK UNITS.

            (i)  ISSUANCE.    The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants, such Awards, including the total number of Shares to which they pertain, to be evidenced by an Award Agreement.

           (ii)  RESTRICTIONS.    Shares of Restricted Stock and Restricted Stock Units shall be issued in the name of the Participant without payment of consideration, and shall be subject to such restrictions as the Committee may impose (including, without limitation, a Restriction Period, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Different Restricted Stock or Restricted Stock Unit Awards may have different Restriction Periods.

          (iii)  REGISTRATION.    Any Restricted Stock granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued to evidence Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions and restrictions applicable to such Restricted Stock. Upon completion of the applicable Restriction Period, the related restriction or restrictions upon the Award shall expire and new certificates representing the Award shall be issued without the applicable restrictive legend described herein. Such Shares shall be delivered in accordance with the terms and conditions of such Participant's Award Agreement.

        (d)    PERFORMANCE AWARDS.    The Committee is hereby authorized to grant Performance Awards to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, other Awards or other property and (ii) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the Committee shall establish performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, and the amount of any payment or transfer to be made pursuant to any Performance Award.

        (e)    CODE SECTION 162(M) REQUIREMENTS.    The Committee in its sole discretion shall determine whether Awards made pursuant to the Plan shall be designed to meet the requirements of performance-based compensation within the meaning of Section 162(m) of the Code and any regulations issued thereunder. The performance goals among which the Committee may select for purposes of satisfying the performance-based compensation conditions under Section 162(m) of the Code include earnings per share, revenues, Share price, market performance, profitability and/or other criteria related to the Company's overall performance or the performance of a particular business unit, corporate staff, or in some cases, individual performance.

        (f)    TERMINATION, RETIREMENT, DISABILITY AND DEATH.    In the event a Participant ceases employment with the Company or any Affiliate prior to exercise of the Participant's Option or Stock Appreciation Right, prior to the lapse of any Restriction Period or prior to the achievement of any performance goals or lapse of any performance period, such Award shall be subject to the following provisions:

            (i)  TERMINATION.    If the Termination is at the Company's request for gross misconduct by the Participant, the Participant's Award shall be forfeited immediately. If the Termination is at the Participant's request, or at the Company's request for reasons other than gross misconduct, the Award shall be forfeited immediately unless the Committee in its discretion decides that an option or Stock Appreciation Right shall be exercisable and the extent to which it shall be exercisable, or decides to remove any restrictions applicable to Restricted Stock, Restricted Stock Units or Performance Awards, except that such discretion shall not be exercised to the extent that an Award is designed to meet the requirements of performance-based compensation within the meaning of Section 162(m) of the Code and any regulations thereunder.

           (ii)  RETIREMENT.    In the event of Retirement, Options and Stock Appreciation Rights must be exercised within 12 months (or such lesser period as the Code may require) of the Participant's "normal retirement date" as defined in the Company's Retirement Savings Plan or any successor plan, any restriction applicable to a Restricted Stock Award shall be removed pro rata, in accordance with the portion of the Restriction Period which has expired upon such Retirement, and any restriction applicable to any Performance Award may be removed in the discretion of the Committee, except that such discretion shall not be exercised to the extent that an Award is designed to meet the requirements of performance-based compensation within the meaning of Section 162(m) of the Code and any regulations thereunder.

          (iii)  DISABILITY.    Upon a Participant's Disability, the Participant's Options and Stock Appreciation Rights shall be exercisable, any restriction applicable under a Restricted Stock Award shall be removed on a pro rata basis in accordance with the portion of the Restriction Period expired as of the date of Disability, as such date is determined under the Company's long-term disability plan, as amended from time to time, and any restriction applicable under a Performance Award may be removed in the discretion of the Committee.

          (iv)  DEATH.    If the Participant shall die while in the employment of the Company or any Affiliate or within the period of time after Retirement during which the Participant would have been entitled to exercise his Options and Stock Appreciation Rights, the Participant's Beneficiary shall have the right to exercise such Options and Stock Appreciation Rights within 12 months from the date of the Participant's death to the extent the Participant was entitled to exercise the same immediately prior to the Participant's death. Any restriction applicable under a deceased Participant's Restricted Stock Award shall be removed on a pro rata basis in accordance with the portion of the Restricted Period which had expired as of the date of death, and any restriction applicable under a deceased Participant's Performance Award may be removed in the discretion of the Committee.

        (g)    ELECTION TO RECOGNIZE INCOME.    If a Participant makes an election in a timely manner pursuant to Section 83(b) of the Code to recognize income for tax purposes when an Award is first made, the Participant shall notify the Company within 10 days of the making of such election.

        (h)    GENERAL.

            (i)  AWARD AGREEMENTS.    Each Award granted under the Plan shall be evidenced by an Award Agreement in such form as shall have been approved by the Committee.

           (ii)  AWARDS MAY BE GRANTED SEPARATELY OR TOGETHER.    Awards may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii)  FORMS OF PAYMENT UNDER AWARDS.    Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or any Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest in installments or deferred payments.

          (iv)  LIMITS ON TRANSFER OF AWARDS.    No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Stock, to the Company); PROVIDED, HOWEVER, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a Beneficiary to exercise the rights of the Participant, and to receive any property distributable with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant's lifetime, only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

           (v)  TERM OF AWARDS.    Except as otherwise provided herein, the term of each Award shall be for such period as may be determined by the Committee.

          (vi)  SHARE CERTIFICATES AND REPRESENTATION BY PARTICIPANTS.    All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Commission, any stock exchange or other market upon which such Shares or other securities are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be inscribed upon any such certificate(s) to make appropriate reference to such restrictions. The Committee may require each Participant or other Person who acquires Shares or other securities under the Plan to represent to the Company in writing that such Participant or other Person is acquiring the Shares or other securities without a view to the distribution thereof.

         (vii)  ANNUAL AWARD LIMIT.    Notwithstanding any other provision of this Plan to the contrary, no Participant shall receive in any one calendar year Awards for more than 337,500 Shares (or the cash equivalent of such Shares).

        (viii)  SECTION 409A COMPLIANCE.    The Committee shall design and interpret all Awards under this Plan in a manner that causes such Awards to be exempt from, or compliant with, the deferred compensation requirements of Section 409A of the Code. Thus, to the extent that an Award is subject to Section 409A, the amount payable upon exercise or vesting of such Award shall only be payable, as determined by the Committee in the Award Agreement, in the designated form upon the Participant's separation from service, disability or death, at a specified time (or pursuant to a fixed schedule), upon a change in ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company, or upon the occurrence of an unforeseeable emergency (each such event as described in Section 409A and the regulations thereunder). Any right to receive a series of installment payments under an Award shall be treated for purposes of Section 409A as a right to receive a series of separate payments. If an Award that is subject to Section 409A is payable upon the separation from service of a specified employee (as defined in Section 409A) of the Company, any payments due under the Award during the six-month period following the specified employee's separation from service shall be accumulated and paid out to the specified employee during the seventh month following separation from service (with or without interest as determined by the Committee).

SECTION 8.    AMENDMENT AND TERMINATION; ADJUSTMENTS; CORRECTIONS

        (a)    AMENDMENTS TO THE PLAN.    The Board of Directors may amend, alter, suspend, discontinue or terminate the Plan; PROVIDED, HOWEVER, that no amendment, alteration, suspension, discontinuation or termination of the Plan shall in any manner (except as otherwise provided in this Section 8) adversely affect any Award granted and then outstanding under the Plan, without the consent of the respective Participant; PROVIDED FURTHER, HOWEVER, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that would:

            (i)  increase the total number of Shares available for Awards under the Plan, except as provided in Section 8(c) hereof;

           (ii)  materially increase the benefits accruing to Participants under the Plan; or

          (iii)  materially modify the requirements as to eligibility for participation in the Plan.

        (b)    AMENDMENTS TO AWARDS.    The Committee may, in whole or in part, waive any conditions or other restrictions with respect to, and may amend, alter, suspend, discontinue or terminate, any Award granted under the Plan, prospectively or retroactively, but no such action shall impair the rights of any Participant without the Participant's consent, except as provided in Section 8(c) and (d) hereof.

        (c)    CERTAIN ADJUSTMENTS OF AWARDS.

            (i)  In the event the Company or any Affiliate shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or business entity, the Committee may make such adjustments in the terms of Awards, not inconsistent with the terms of the Plan, as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan, as so adjusted.

           (ii)  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction, change in applicable laws, regulations or financial accounting principles or other event affects the Shares, such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of: (A) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards under the Plan; (B) the number and type of Shares (or other securities or property) subject to outstanding Awards; and (C) the grant, purchase or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; PROVIDED, HOWEVER, in each case, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; PROVIDED FURTHER, HOWEVER, that the number of Shares subject to any Award denominated in Shares shall always by a whole number.

          (iii)  Anything herein to the contrary notwithstanding, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) the terms of outstanding awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other awards or options or SARs with an exercise price that is lower than the exercise price of the original options or SARs without first obtaining stockholder approval of such repricing.

        (d)    CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES.    The Committee may correct any defect, supply any omission or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

SECTION 9.    GENERAL PROVISIONS

        (a)    NO RIGHTS TO AWARDS.    No Key Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

        (b)    WITHHOLDING.    No later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to any Award under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards under the Plan may be settled with Shares (other than Restricted Stock), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.

        (c)    ACCELERATION.    Except as otherwise provided hereunder, the Committee may, in its discretion, accelerate the time at which an outstanding Award granted hereunder may be exercised. With respect to Restricted Stock, in connection with the consummation of a public tender offer for all or any portion of the Shares of the Company, or consummation of a merger or consolidation of the Company with another entity, the Committee, in its sole discretion, may shorten or eliminate the Restriction Period consistent with the best interests of the Company.

        (d)    NO RIGHT TO EMPLOYMENT.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (e)    UNFUNDED STATUS OF THE PLAN.    Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any

Participant or other Person. To the extent any Person holds any right by virtue of the grant of an Award under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

        (f)    GOVERNMENT AND OTHER REGULATIONS.    The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required. If Shares awarded hereunder may in certain circumstances be exempt from registration under the Securities Act of 1933, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status.

        (g)    INDEMNIFICATION.    The Company shall indemnify and hold harmless each individual who is or at any time serves as a member of the Committee against and from:

            (i)  any loss, cost, liability or expense that may be imposed upon or reasonably incurred by such individual in connection with or resulting from any claim, action, suit or proceeding to which such individual may be a party or in which such individual may be involved by reason of any action or failure to act under the Plan; and

           (ii)  any and all amounts paid by such individual in satisfaction of judgment in any such action, suit or proceeding relating to the Plan.

        Each individual covered by this indemnification shall give the Company an opportunity, at its own expense, to handle and defend the same before such individual undertakes to handle and defend it on such individual's own behalf. In addition, such individuals shall also be entitled to any other rights of indemnification which such individuals may have under the certificates of incorporation or by-laws of the Company or any Affiliate, as a matter of law, or otherwise, or of any power that the Company or any Affiliate may have to indemnify such individual or hold such individual harmless.

        (h)    GOVERNING LAW.    The validity, construction and effect of the Plan, and any rules and regulations relating to the Plan, shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

        (i)    SEVERABILITY.    If any provision of the Plan, any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, the Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan, such Award Agreement and such Award shall remain in full force and effect.

        (j)    NO FRACTIONAL SHARES.    No fractional Shares shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

        (k)    HEADINGS.    Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945 Address Change? Mark box, sign, and indicate changes below:  TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD. The Board of Directors recommends a vote “FOR” all nominees named in Proposal No. 1 and “FOR” Proposal Nos. 2, 3 and 4. 1. Proposal No. 1. To elect six (6) director nominees to serve on our Board of Directors, each for a one (1) year term ending at the Annual Meeting of Shareholders to be held in 2017 and until their respective successors are duly elected and qualified.   01 Robert B. Barnhill, Jr. 02 John D. Beletic 03 Jay G. Baitler 04 Benn R. Konsynski 05 Dennis J. Shaughnessy 06 Morton F. Zifferer Vote FOR all nominees (except as marked) Vote WITHHELD from all nominees Please fold here – Do not separate (Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.) 2. Proposal No. 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2017. 3. Proposal No. 3. To approve the Third Amended and Restated 1994 Stock and Incentive Plan. 4. Proposal No. 4. To approve specific performance criteria of the Third Amended and Restated 1994 Stock and Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.          For Against Abstain For Against Abstain For Against Abstain The proxies named herein are hereby authorized to vote in their discretion upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof, including any proposal presented for any adjournment of the meeting. Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and proxy statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or postponement thereof. Date Signature(s) in Box Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

TESSCO TECHNOLOGIES INCORPORATED ANNUAL MEETING OF SHAREHOLDERS Tuesday, July 26, 2016 9:00 a.m. 375 West Padonia Road Timonium, Maryland 21093 proxy The undersigned hereby appoints ROBERT B. BARNHILL, JR. and ARIC M. SPITULNIK, and each of them, with full power of substitution to each, as proxy, to vote all shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of TESSCO Technologies Incorporated to be held Tuesday, July 26, 2016 at 9:00 a.m., local time, at the Company’s offices located at 375 West Padonia Road, Timonium, Maryland 21093, and at any adjournment or postponement thereof. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE BY SENDING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY TIMELY PROVIDING A LATER-DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE PERSON SIGNING IT. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” ALL NOMINEES NAMED FOR ELECTION AS DIRECTORS, “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2017, “FOR” APPROVAL OF THE THIRD AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN, AND “FOR” APPROVAL OF SPECIFIC PERFORMANCE CRITERIA OF THE THIRD AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE, AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. For shares held in TESSCO Technologies Incorporated employee benefit plans: This card also constitutes voting instructions to the trustees or administrators, as applicable, of certain of TESSCO Technologies Incorporated’s employee benefit plans to vote shares attributable to accounts the undersigned may hold under such plans as indicated on the reverse of this card. If no voting instructions are provided, such shares will be voted in accordance with the provisions of the respective plans. For shares held in TESSCO Technologies Incorporated’s employee benefit plans, the deadline for submitting voting instructions is 11:59 p.m. (CT) on July 21, 2016. Vote by Internet, Telephone or Mail 24 Hours a Day, 7 Days a Week Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET/MOBILE www.proxypush.com/tess Use the Internet to vote your proxy until 11:59 p.m. (CT) on July 25, 2016. PHONE 1-866-883-3382 Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on July 25, 2016. MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided. If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card. *For shares held in TESSCO Technologies Incorporated employee benefit plans, the deadline for submitting instructions is 11:59 p.m. (CT) on July 21, 2016.

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on July 26, 2016
INTRODUCTION
Proposal No. 1—ELECTION OF DIRECTORS
Board Committee Membership
DIRECTOR COMPENSATION
Proposal No. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Proposal No. 3—APPROVAL OF THE THIRD AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN
Proposal No. 4—APPROVAL OF PERFORMANCE CRITERIA OF THE THIRD AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN FOR SECTION 162(m) PURPOSES
DESCRIPTION OF THE AMENDED AND RESTATED 1994 PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE
COMPENSATION DISCUSSION AND ANALYSIS
Equity Compensation Plan Information
Summary Compensation Table
Grants of Plan-Based Awards in Fiscal Year 2016
Outstanding Equity Awards at 2016 Fiscal Year End
Option Exercises and Stock Vested for Fiscal Year 2016
Pension Benefits for Fiscal Year 2016
Nonqualified Deferred Compensation for Fiscal Year 2016
Employment Agreements/Payments upon Termination or Change in Control
  APPENDIX A
TESSCO TECHNOLOGIES INCORPORATED THIRD AMENDED AND RESTATED 1994 STOCK AND INCENTIVE PLAN